PURCHASE AND SALE AGREEMENT
THIS PURCHASE AND SALE AGREEMENT (the “Agreement”) is dated as of July 8, 2013 (the “Effective Date”), and is made and entered into by and among Behringer Harvard Florida MOB Member, LLC, a Delaware limited liability company (“BH Member”), BH-AW Florida MOB Venture, LLC, a Delaware limited liability company (“BH-AW JV”), AW SFMOB Investor, LLC, a Florida limited liability company (“AW Investor”), AW SFMOB Managing Member, LLC, a Florida limited liability company (“AW Manager”, and, together with AW Investor, “Purchaser”), and each Seller (as defined in Recital C. below).
RECITALS:
A.    BH Member, AW Investor and AW Manager are all of the members of BH-AW JV, with BH Member owning a 90% membership interest in BH-AW JV, AW Investor owning a 9.99% membership interest in BH-AW JV, and AW Manager owning a 0.01% membership interest in BH-AW JV.
B.    BH-AW JV was formed by filing a Certificate of Formation with the Secretary of State of Delaware on August 11, 2010, and is governed by that certain Limited Liability Company Agreement of BH-AW Florida MOB Venture, LLC dated August 12, 2010 entered into by BH Member, AW Investor and AW Manager, as amended by that certain First Amendment to the Limited Liability Company Agreement of BH-AW Florida MOB Venture, LLC dated August 12, 2010 and that certain Second Amendment to the Limited Liability Company Agreement of BH-AW Florida MOB Venture, LLC dated as of July 8, 2013 (as amended, the “JV Agreement”).
C.    BH-AW JV is the sole member of the nine Delaware limited liability companies described on attached Exhibit A (each a “Seller” or collectively as the “Sellers”). Sellers own the medical office building and/or property described on attached Exhibit A (all of the properties, real or personal, owned or held by any Seller are referred to collectively as the “Properties”).
D.    Each Seller, desires to sell, and Purchaser desires to purchase, the Properties, all on the terms and conditions set forth herein.
AGREEMENT:
NOW, THEREFORE, in consideration of the mutual promises and agreements set forth below, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:
ARTICLE I
DEFINITIONS AND INTERPRETATION
1.1    Recitals; Interpretation. The Recitals set forth above are hereby incorporated herein by this reference. In this Agreement, the singular includes the plural and the plural the singular; words importing any gender include the other gender; references to statutes, regulations or ordinances are to be construed as including all provisions consolidating, amending or replacing

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the referenced statute, regulation or ordinance; references to agreements and other contractual instruments shall be deemed to include all subsequent amendments to or changes in such agreements or instruments entered into in accordance with their respective terms; references to persons include their permitted successors and assigns; use of the term “include” or “including” shall mean to include or including without limitation; and references to a “Section” shall mean, as applicable, a section or subsection of this Agreement unless otherwise expressly stated.
1.2    Definitions. In addition to other terms as may be defined elsewhere in this Agreement, as used herein, the following defined terms shall have the meanings set forth below:
“Adjustment Year” shall mean the calendar year in which the Closing occurs.
“Assumed Business Agreements” means all Business Agreements that (i) Purchaser agrees to assume as provided in or required by Section 6.4, and (ii) are assigned to Purchaser pursuant to a General Assignment for a Property conveyed to Purchaser.
“Assumed Liabilities” means the following:
(a)    all obligations of the applicable Seller that arise or accrue under the Assumed Business Agreements on and after the effective date of the General Assignment for a Property conveyed by such Seller;
(b)    all obligations of the applicable Seller that arise or accrue under each Ground Lease on and after the effective date of the Ground Lease Assignment for a Ground Leased Property conveyed by such Seller;
(c)    all obligations of the applicable Seller that arise or accrue under each Tenant Lease on and after the effective date of the Tenant Lease Assignment for a Property conveyed by such Seller;
(d)    all obligations of the applicable Seller that arise or accrue under the Permitted Exceptions applicable to a Property conveyed by such Seller;
(e)    all obligations under any Permit and Warranty assigned to Purchaser that arise or accrue on or after the effective date of the General Assignment for a Property;
(f)    all Property Taxes and all other obligations or liabilities with respect to each Property that are due and payable on or after the Closing Date; and
(g)    all obligations assigned to and assumed by Purchaser under any agreements or instruments executed by, delivered to and/or accepted by Purchaser at Closing.
“Aviva Loans” means those certain loans made by Aviva Life and Annuity Company to BH-AW Victor Farris, LLC in the original principal amount of $12,800,000 and to BH-AW Palmetto, LLC in the original principal amount of $6,350,000 which are secured by first lien mortgages encumbering the Properties owned by such Sellers.

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“AW Investor” shall have the meaning set forth in the introductory paragraph of this Agreement.
“AW Manager” shall have the meaning set forth in the introductory paragraph of this Agreement.
“BH-AW JV” shall have the meaning set forth in the introductory paragraph of this Agreement.
“BH Member” shall have the meaning set forth in the introductory paragraph of this Agreement.
“Bill of Sale” means a bill of sale substantially in the form of Exhibit B hereto by which a Seller conveys to Purchaser such Seller’s right, title and interest in and to the Personal Property, if any, located at a Property owned by such Seller, effective as of the Closing Date.
“Business Agreement” means any service contract, equipment lease, maintenance agreements, leasing commission agreements, contractor agreement, construction contract or other agreement or instrument affecting all or a portion of a Property or the operation thereof (other than any Ground Lease or Tenant Lease) to which a Seller is party and that is assignable by such Seller without the consent or approval of any other Person, or for which a consent or approval of another Person is procured by Purchaser.
“Business Day” means any calendar day other than a Saturday, a Sunday or a day on which national banks are not required to remain open or authorized by law to remain closed.
“Closing” means the closing of the purchase and sale of all of the Properties contemplated by this Agreement.
“Closing Certificate” means a certificate substantially in the form of Exhibit J dated as of the Closing certifying that, except as specifically set forth in such certificate, that the certifying party has complied with the condition precedents set forth in Section 7.1 or 7.2, as applicable.
“Closing Date” means the date upon which Closing shall take place, which date shall be determined by Purchaser by delivery of not less than fifteen (15) days prior written notice to BH Member and Sellers; provided, however, in no event shall the Closing Date be later than the Outside Closing Date.
“Closing Statement” shall mean the statement to be prepared by Title Company in conjunction with Closing and dated as of the Closing Date that itemizes the Purchase Price and all adjustments thereto as provided in this Agreement and as approved and executed by the parties to this Agreement.
“Code” means the United States Internal Revenue Code of 1986, as amended.
“Deed” means (i) with respect to the Fee Owned Property, a special warranty deed substantially in the form of Exhibit C-1 hereto, or (ii) with respect to the Improvements located on

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each Ground Leased Property, a special warranty deed substantially in the form of Exhibit C‑2 hereto.
“Earnest Money” shall have the meaning set forth in Section 2.1(b).
“Effective Date” shall have the meaning set forth in the introductory paragraph of this Agreement.
“Executive Order 13224” means Executive Order 13224 – Blocking Property and Prohibiting Transactions with Persons who Commit, Threaten to Commit or Support Terrorism, as amended.
“Existing Tenant Leases” means the Tenant Leases existing as of the Effective Date, together with, as applicable, all existing renewals, modifications and addenda thereto, guarantees thereof, and recorded memoranda.
“Fee Owned Property” means the Property owned by BH-AW FMC Land, LLC.
“General Assignment” means the assignment between Purchaser and a Seller, substantially in the form of Exhibit D hereto, pursuant to which the right, title and interest of such Seller in and to the Assumed Business Agreements and the Permits and Warranties relating to the Property conveyed to Purchaser by such Seller are assigned to, and obligations there under are to be assumed by, Purchaser, effective as of the Closing Date.
“Government” means any federal, state, local or municipal government or any department, commission, board, bureau, agency, instrumentality, unit or taxing authority thereof having jurisdiction over the parties to this Agreement or the Properties.
“Ground Leases” means each of the Ground Leases dated October 8, 2010 between Tenet Healthcare Corporation and/or its affiliates, as ground lessor, and the applicable Seller, as ground lessee, with respect to each Ground Leased Property.
“Ground Lease Assignments” means the assignments between Purchaser and Sellers of the Ground Leases for the Ground Leased Properties, substantially in the form of Exhibit E hereto, pursuant to which the right, title and interest of such Seller in and to the Ground Lease relating to its Ground Leased Property is assigned by such Seller to, and obligations thereunder are assumed by, Purchaser, effective as of the Closing Date.
“Ground Leased Property” means each of the Properties that are subject to one of the Ground Leases.
“Ground Lease Rents” means the rents and sums payable by a Seller under the Ground Lease for the applicable Ground Leased Property.
“Ground Lease Notice Letter” shall have the meaning set forth in Section 2.4(b)(x).
“Ground Lessor” means the ground lessor identified under each of the Ground Leases.

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“Ground Lessors Consents” shall have the meaning set forth in Section 1.3(a).
“Improvements” individually or collectively as the context may apply, means the improvements located on the Properties.
“Investor” means any potential equity partner, investor or assignee of Purchaser.
“JV Agreement” shall have the meaning set forth in paragraph B of the Recitals.
“Laws” means all federal, state and local laws, moratoria, initiatives, referenda, ordinances, rules, regulations, standards, orders and other governmental requirements applicable to the parties to this Agreement or the Properties, including those relating to the environment, health and safety, disabled or handicapped persons, and, as applicable, to the licensing of the Properties.
“Leasehold Owner’s Title Commitment” shall have the meaning set forth in Section 6.3.
“Leasehold Owner’s Title Policy” means a leasehold owner’s policy of title insurance issued by the Title Company at Closing pursuant to a Leasehold Title Commitment for the Ground Leased Properties, in the amount of the Purchase Price allocated to such Ground Leased Property, on the most currently available and applicable leasehold owner’s title insurance form approved for issuance in the State of Florida.
“Material Damage” means damage to a Property of such nature that the cost of restoring the same to its condition prior to the casualty will exceed five percent (5%) of the Purchase Price allocated to such Property as provided in Exhibit G, as determined by an independent insurance adjuster mutually agreeable to the parties if the parties cannot otherwise agree upon the cost of restoration.
“Material Portion” means that portion of a Property which, if taken or condemned, would (a) eliminate or materially adversely impact access to any portion of the Project to which access is available as of the Effective Date, (b) cause any material non-compliance with any applicable Laws, or (c) materially adversely impair the use of the Property for the purpose for which it is presently being operated.
“New Tenant Leases” shall mean, as applicable, (a) those leases, license agreements and occupancy agreements pertaining to portions of a Property, together with all associated guaranties and sureties, which are entered into after the Effective Date by a Seller in accordance with the terms of this Agreement, as the same may be amended or modified from time to time in accordance with the terms of this Agreement, (b) any amendment to or modification of an Existing Tenant Lease that is not expressly contemplated by the terms of such Existing Tenant Lease, and (c) any recorded memoranda with respect to the foregoing.
“Original Earnest Money” shall have the meaning set forth in Section 2.1(b).
“Outside Closing Date” shall mean December 16, 2013.
“Owner’s Title Commitment” shall have the meaning set forth in Section 6.3.

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“Owner’s Title Policy” shall mean an owner’s policy of title insurance issued by the Title Company at Closing pursuant to a Title Commitment for the Fee Owned Property, in the amount of the Purchase Price allocated to such Fee Owned Property, on the most currently available and applicable owner’s title insurance form approved for issuance in the State of Florida.
“Permits and Warranties” means the following, to the extent that they relate exclusively to the Properties, are held and controlled by the applicable Seller, and are assignable by the applicable Seller thereof without the consent or approval of any other Person: (i) licenses, permits, certificates or approvals of any nature from any Government; and (ii) guarantees, warranties and indemnities, if any, pertaining to, as applicable, the fee ownership of, or ground lease interest in, such Properties.
“Permitted Exceptions” means (a) all liens for Property Taxes that are not yet due and payable or not an obligation of a Seller; (b) liens provided for by applicable Laws in favor of applicable cities, towns, villages or port authorities for unpaid surface-water, water, sewer, waste or gas utility charges and/or systems that are not yet due and payable; (c) easements, declarations, restrictions, requirements, reservations, conditions, agreements, covenants, rights-of-way, and other encumbrances of record as of the Effective Date; (d) any claim by the State of Florida by right of sovereignty to any portion of the subject lands, including submerged, filled and artificially exposed lands and lands accreted to such lands; (e) any state of facts that would be disclosed by an accurate survey or independent inspection of the Properties; (f) all applicable building and zoning ordinances, Laws, regulations and restrictions of any Government; (g) such easements, restrictions, covenants and other encumbrances affecting the Properties that become matters of public record after the Effective Date and before the Closing to the extent that such matters are waived or accepted, or deemed to be waived or accepted, by Purchaser; (h) the terms and provisions of the Ground Leases applicable to the Ground Leased Properties, including, without limitation, reversionary interests in and to the Improvements comprising a part of such Ground Leased Property; (i) the rights of tenants and licensed occupants of the Properties, or portions thereof, under Tenant Leases, together with, as applicable, any and all subtenants’, licensees’ and other occupants’ rights and privileges under subleases, licenses and/or occupancy agreements thereunder; (j) all continuing and prospective rights of first refusal and other purchase options and rights affecting the Properties; (k) all Assumed Liabilities; and (l) all easements, declarations, restrictions, requirements, reservations, conditions, agreements, covenants, rights-of-way, and other encumbrances reflected in the owner’s and/or leasehold title policies originally issued to any Seller in connection with such Seller’s execution of the Ground Leases or acquisition of any of the Properties.
“Person” means an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an unincorporated organization, a Government and any other legal entity.
“Personal Property” means, collectively, all personal property owned by a Seller, located on a Property and used exclusively in connection with the operation, use, management and maintenance of the Property, but excluding all personal property of any nature whatsoever belonging to, licensed to and/or owned by any Tenant or any Person other than a Seller or any trademarks, trade names or symbols incorporating the name “Behringer Harvard.”
“Property Documents” means copies of any information or documents supplied or made available by Sellers, AW Manager or AW Investor, whether written or oral or in the form of maps,

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surveys, plats, title information, environmental reports, engineering studies, inspection reports, plans, specifications or any other information whatsoever, without exception, pertaining to the Properties, any and all records, rent rolls, estoppels, and other agreements and documents pertaining to the use or occupancy of the Properties or any portion thereof, the income thereof, or the costs and expenses of the maintenance thereof, and any and all other matters concerning the condition, suitability, integrity, marketability, compliance with Laws or other attributes of the Properties or any part thereof.
“Properties” shall have the meaning set forth in paragraph C of the Recitals.
“Property Taxes” means all ad valorem, real property and personal property taxes, all general and special private and public assessments, all other property taxes, all special taxing district taxes, and all similar obligations, including non-ad valorem tax and intangible tax obligations, relating to a Property and are the responsibility of and are payable by a Seller in connection with its ownership or other rights in or operation of a Property.
“Purchase Price” means the sum of Sixty-Four Million Seven Hundred Sixty-Seven Thousand Seven Hundred Fifty-Five and No/100 Dollars ($64,767,755.00) to be allocated among the respective Properties as set forth in Exhibit G hereto.
“Purchaser” shall have the meaning set forth in the introductory paragraph of this Agreement.
“Purchaser Closing Documents” means those documents required to be executed and delivered by Purchaser or its Assignee to Sellers under Section 2.4(c) of this Agreement.
“Purchaser Related Party” means any Investor, any affiliate, officer, director, member, partner, shareholder, or employee of Purchaser or any Investor, and any attorneys and representatives, current and prospective financial partners and engineers, agents, representatives, consultants, prospective lenders engaged by or working with Purchaser or any Investor in connection with the transactions contemplated under this Agreement.
“Purchase Right” and “Purchase Rights” shall have the meaning set forth in Section 1.3(a).
“Rent Roll” means a rent roll for each Property certified by the applicable Seller as true, accurate and complete as of the Closing Date with respect to such Seller’s Property and containing the following then-current information for the Existing Tenant Leases relating thereto and to be conveyed by such Seller as part of such Seller’s Property: (a) the name of each Tenant; (b) the size, in rentable square feet, and identification of the premises leased by each Tenant; (c) the term of each such Existing Tenant Lease; (d) the amount of any security or other refundable deposit, if any, held on behalf of each such Tenant; and (e) the amount of monthly base rent under each applicable Existing Tenant Lease.
“ROFR Waivers” shall have the meaning set forth in Section 1.3(a).
“Second Deposit” shall have the meaning set forth in Section 2.1(c).

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“Seller Closing Documents” means those documents required to be executed and delivered by Sellers to Purchaser under Section 2.4(b) of this Agreement.
“Survey” means the ALTA/ACSM survey of a Property to be undertaken and completed by a Florida licensed surveyor acceptable to Purchaser and Title Company, and each Survey to (a) be undertaken in accordance with the 2011 ALTA/ACSM Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys, and (b) reflect all matters shown on the Leasehold Owner’s Title Commitment or Owner’s Title Commitment applicable to such Property.
“Surveys” means the Survey undertaken with respect to the each of the Properties, collectively.
“Tenant” means each party named as the tenant or lessee under each Tenant Lease.
“Tenant Leases” means, as to a particular Property, (i) the Existing Tenant Leases relating to the portions of such Property to which such Seller is a party, as amended, modified or extended prior to the Closing as permitted by this Agreement, and (ii) any New Tenant Lease relating to the such Property to which Seller becomes a party after the Effective Date, as amended, modified or extended prior to the Closing as permitted by this Agreement.
“Tenant Lease Assignment” means an assignment and assumption of the Tenant Leases (other than a Ground Lease), substantially in the form of Exhibit F hereto, pursuant to which the applicable Seller’s right, title and interest in and to each of the Tenant Leases for a Property are assigned to, and such applicable Seller’s obligations thereunder are assumed by, Purchaser, effective as of the Closing Date.
“Tenant Lease Rents” means the rents, revenue and other receivables payable by Tenants to Sellers under the Tenant Leases for each of the Properties.
“Tenant Notice Letter” shall have the meaning set forth in Section 2.4(b)(viii).
“Title Commitment” means each Leasehold Owner’s Title Commitment and each Owner’s Title Commitment, collectively.
“Title Company” means Fidelity National Title Insurance Company having an address of 15951 SW 41st Street, Suite 800, Weston, FL 33331, Attn: George Tellez.

“Title Company’s Agent” shall have the meaning set forth in Section 6.3.
1.3    Purchase Rights of First Refusal/Ground Lessor Consents to Assignment.
(a)    The parties acknowledge that each of the Ground Leases provides the applicable Ground Lessor with a purchase right of first refusal (each a “Purchase Right” and, collectively, the “Purchase Rights”), as well as the right to consent, in its reasonable discretion, to any assignment of the ground lessee’s interest in and to such Ground Lease. Prior to Closing and in no event later than the Outside Closing Date, Purchaser shall obtain from each Ground Lessor: (i) Ground Lessor’s written waiver of its Purchase Right with respect to only the purchase and sale transactions between

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each applicable Seller and Purchaser (or, if and as ultimately applicable, Purchaser’s applicable permitted assignee(s) under Section 11.3 hereof) contemplated by this Agreement (collectively, the “ROFR Waivers”); and (ii) the Ground Lessor’s consent to the assignment of the Ground Lease to Purchaser or Purchaser’s permitted assignee(s), as provide in Section 11.3 (collectively, the “Ground Lessor Consents”).
(b)    In the event Purchaser fails to obtain all the Ground Lessor Consents prior to the Outside Closing Date, then either Seller or Purchaser shall have the right to terminate this Agreement, whereupon neither party shall have any further duties or obligations under this Agreement, except for any obligations that expressly survive the termination of this Agreement, and the Earnest Money shall be disbursed by Title Company to Sellers.
(c)    In the event that any Ground Lessor elects to exercise its Purchase Right with respect to any Property and Purchaser is unable to obtain all of the ROFR Waivers, then (i) the Property that any Ground Lessor elects to acquire shall be excluded from this Agreement, (ii) the Purchase Price shall be decreased by the portion of the Purchase Price allocated to such affected Property as provided in Exhibit G hereto, and (iii) Purchaser shall still acquire all of the remaining Properties pursuant to the terms of this Agreement which shall otherwise remain in full force and effect.
ARTICLE II
PURCHASE AND SALE
2.1    Purchase and Sale; Earnest Money.
(h)    Upon the terms and subject to the conditions set forth in this Agreement, each Seller at the Closing shall sell, transfer and assign to Purchaser all right, title and interest of such Seller in and to the Property to be conveyed to Purchaser by such Seller, free and clear of any mortgage, security interest, lien, charge, claim or other encumbrance except the Permitted Exceptions, and Purchaser shall purchase the Properties for the Purchase Price. Subject to the terms and conditions of this Agreement, the parties intend to consummate the sale of each of the nine Properties simultaneously.
(i)    Within one (1) Business Day of the Effective Date, Purchaser shall deposit with the Title Company the amount of One Hundred Thousand and No/100 Dollars ($100,000.00) as an earnest money deposit (the “Original Earnest Money”). If Purchaser does not timely deliver the Original Earnest Money as provided in this Section 2.1, this Agreement shall be null and void, and neither party shall have any right or obligation hereunder.
(j)    Within sixty (60) days after the Effective Date, Purchaser shall deposit with the Title Company additional earnest money in the sum of One Hundred Thousand and No/100 Dollars ($100,000.00) (the “Second Deposit”) by wire transfer of immediately available federal funds.
(k)    The term “Earnest Money” shall include the Original Earnest Money, the Second Deposit, and any interest earned thereon as provided herein. The Earnest Money shall be held by the Title Company pursuant to the terms, conditions and provisions of this Agreement and shall be

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invested by the Title Company in an interest-bearing account at one or more federally insured national banking institutions so long as Purchaser satisfies the Title Company’s requirements with respect thereto. All interest accruing on such sum shall become a part of the Earnest Money and shall be distributed as part of the Earnest Money in accordance with the terms of this Agreement. The Earnest Money shall be applied to the Purchase Price due from Purchaser at the Closing unless otherwise distributed pursuant to the terms of this Agreement. The Earnest Money is refundable only in the event that this Agreement is terminated pursuant to Sections 9.1(i), 9.1(ii), 9.1(iii), 9.1(vi) or 9.1(vii). Except as set forth in the immediately preceding sentence, the Earnest Money is not refundable to Purchaser under any circumstances and shall be deemed to be consideration earned in all respects by Sellers for the execution and delivery of this Agreement.
2.2    Assumption of Liabilities. Upon the terms and subject to the conditions set forth in this Agreement, Purchaser, as of the Closing Date, shall assume all of the Assumed Liabilities as to the Properties.
2.3    Purchase Price.
(a)    The Purchase Price shall be subject to adjustment only as set forth in this Section 2.3 as follows:
(i)    Ground Lease Rents. To the extent Ground Lease Rents payable with respect to a Ground Leased Property are not passed through to and paid by Tenants under the Tenant Leases applicable to such Property, and consequently are paid by such Seller of the Ground Leased Property, such Ground Lease Rents shall be prorated as of the Closing Date (with such amounts for the Closing Date being charged to Purchaser). To the extent Ground Lease Rents payable with respect to the Ground Leased Property are passed through to and are paid by Tenants under the Tenant Leases applicable to such Property, or to the extent Ground Lease Rents payable are passed through to and paid directly by any Tenant under a Tenant Lease, such Ground Lease Rents shall not be prorated.
(ii)    Tenant Lease Rents. All such Tenant Lease Rents payable to Seller shall be prorated as of the Closing Date; provided, however, that: (A) such amounts due and payable to a Seller under Tenant Leases with respect to such Seller’s Property which are, as of the Closing Date, in arrears by not more than one month and pertain to the month in which Closing occurs shall be purchased by Purchaser and credited to the applicable Seller so long as such credit shall apply only to those payments owing from Tenants which, per the Rent Roll supplied by Sellers at Closing, are otherwise current as to their respective Tenant Lease Rent obligations; (B) the applicable Seller shall retain sole and exclusive ownership of any other delinquent amounts and all right, title, power and authority to enforce payment thereof after the Closing; and (C) Purchaser shall, after Closing and at the applicable Seller’s reasonable cost and expense, assist such Seller by all reasonable means in such Seller’s collection of such delinquent sums. In no event, however, shall Purchaser be required to file, or threaten to file, any action or proceeding in any court to enforce the collection or payment of the delinquent sums owed to a Seller; nor shall Purchaser be required to join in any such action filed by a Seller. In the event that other revenues or accounts receivable relating to a Property during the period through and including the day immediately preceding the Closing Date are received by Purchaser or the Tenant(s) of such Property after the Closing, Purchaser further agrees that (1) such revenues and accounts receivable proceeds are the sole property of the applicable Seller, and

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(2) Purchaser shall remit, or cause such Tenant(s) to remit, such amounts to the applicable Seller within five Business Days after the receipt thereof. The remittance of Tenant Leases Rents and all other revenues and accounts receivable proceeds to be made to Sellers by Purchaser with respect to the Properties in accordance with this Agreement is an independent obligation from Purchaser’s rights and privileges under this Agreement, and Purchaser is not authorized, without the specific agreement of Sellers to do so, to set-off any sums or amounts payable to Purchaser against any sums or amounts which may be payable by Purchaser to Sellers after the Closing or under any agreement or instrument executed and delivered in conjunction with the Closing. Any leasing commissions or tenant improvement obligations related to or owed under the Tenant Leases shall be the sole responsibility of Purchaser, and Sellers shall receive a credit at Closing for any leasing commissions or costs and expenses for tenant improvement obligations related to the Tenant Leases that are paid by Sellers from the Effective Date through the Closing Date.
(iii)    Tenant Security Deposits. As and to the extent a Seller has actually received and has in its possession as of the Closing such deposits, such Seller may retain all security deposits and other similar deposits existing under Tenant Leases relating to such Seller’s respective Property, and Purchaser shall receive a credit for any such deposits at the Closing. Each Seller of a Ground Leased Property shall also receive a credit for any similar deposit, if any, which such Seller has previously placed with another Person under such Ground Lease.
(iv)    Property Taxes. To the extent Property Taxes with respect to a Property are the responsibility of such Seller thereof and are not paid by Tenants under the Tenant Leases applicable to such Property, Property Taxes shall be prorated as of the Closing Date (with such amounts for the Closing Date being charged to Purchaser). With respect to a Property where Property Taxes are to be prorated as of the Closing Date, if Property Taxes payable have not been established for the Adjustment Year, the proration of such Property Taxes at the Closing will be based upon the Property Taxes paid by the applicable Seller for the immediately preceding year in which Property Taxes were paid; provided, however, that Sellers and Purchaser agree that to the extent the actual taxes for the Adjustment Year differ from the amount so apportioned at Closing, the parties hereto will make all necessary adjustments by appropriate payments between themselves following the Closing, and this provision shall survive the Closing.
(v)    Utility Charges. To the extent water/sewer charges, storm-water charges, gas, electric, telephone and other utilities maintained and payable with respect to the operation of a Property are the responsibility of such Seller thereof prior to or as of the Closing and are not paid by Tenants under the Tenant Leases applicable to such Property, such utilities shall all be prorated as of the Closing Date (with such amounts for the Closing Date being charged to Purchaser). To the extent such utilities are the full and complete responsibility of, and have been and are paid by, one or more Tenants under the Tenant Leases applicable to such Property, such utilities shall not be prorated at Closing. Further, each Seller shall receive a credit at the Closing in an amount equal to any cash security deposits (to the extent assignable) held by any utility companies with respect to the Property to be conveyed by such Seller and shall (to the extent legally permissible) assign to Purchaser at the Closing all of such Seller’s right, title and interest in and to such security or similar deposits. To the extent any cash security, surety bonds or other security placed with any utility provider, together with the associated utility account, in the name of such applicable Seller are not

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assignable or transferable by any one or more of Sellers to Purchaser, then within two Business Days immediately following Closing, Purchaser shall make its own arrangements to put in place new accounts, security deposits, all surety bonds and/or other security required by any utility companies with respect to the Properties, and each applicable Seller shall thereafter be entitled without liability to Purchaser to cancel such accounts in its name, cancel any surety bonds previously furnished by such Seller and seek return of any other deposits or security previously placed with such utility providers by such Seller. Purchaser shall indemnify, defend and hold Purchaser harmless from and against any costs (including reasonable attorneys’ fees and court costs and costs of investigation), losses, damages, liabilities or expenses incurred by Purchaser as a result of the loss of any security deposit, surety or other deposit or security that would have been refunded to a Seller except for the actions of Purchaser.
(vi)    Business Agreements. To the extent assessments, charges, reimbursement expenses and/or other expenses, or other fees and costs of operations of a Property are paid under agreements, including those Business Agreements assumed by Purchaser pursuant to the General Assignment and under any agreements, declarations or other instruments comprising portions of the Permitted Exceptions, are the responsibility of such Seller of a Property prior to or as of the Closing and are not paid by Tenants under the Tenant Leases applicable to such Property, such assessments, charges, fees, costs and other expenses shall all be prorated as of the Closing Date (with such amounts for the Closing Date being charged to Purchaser). To the extent such assessments, charges, fees, costs and other expenses of operations of a Property are the full and complete responsibility of, and have been and are paid by, one or more Tenants under the Tenant Leases applicable to such Property, such costs and expenses shall not be prorated at Closing.
(b)    Purchaser shall receive a credit at the Closing against the cash portion of the Purchase Price due from Purchaser in an aggregate amount equal to the Earnest Money, and the Earnest Money shall be disbursed and paid to Sellers.
(c)    The Purchase Price shall be adjusted to reflect any expense paid by one party that the other party has agreed to pay or share pursuant to Section 11.1 or otherwise pursuant to this Agreement.
(d)    After taking into account any adjustments to the Purchase Price as set forth in Section 2.3(a) hereof, the application of the Earnest Money to the Purchase Price as set forth in Section 2.3(b) hereof, and the adjustments pertaining to expenses contemplated by Section 2.3(c) above, Purchaser shall pay the remainder of the Purchase Price at the Closing by wire transfer of immediately available funds to an escrow account maintained by Title Company for delivery to Sellers.
(e)    As soon as possible after the Closing (but not later than sixty (60) days after the Closing Date except for reconciliation of Property Taxes as provided in Section 2.4(a)(iv) above that shall survive the Closing indefinitely), the parties shall reconcile the actual amount of any prorations that were estimated as of the Closing. To the extent that a party subsequently verifies that the actual amounts differ from the amounts estimated and so prorated, the parties agree to remit the correct amount of such items to the appropriate party as and when they are determined. The terms of this Section 2.3 and each of its subsections shall survive the Closing.

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2.4    Closing.
(a)    Except as otherwise agreed in writing by the parties hereto, the Closing shall occur on the Closing Date.
(b)    At the Closing, and subject to the other terms and conditions of this Agreement, each Seller shall deliver to Purchaser with respect to itself and/or the Property to be conveyed by such Seller the following:
(i)    A certificate from the Secretary of State of the State of Delaware confirming that such Seller is validly existing and in good standing under the laws of the State of Delaware;
(ii)    A Closing Certificate, duly executed by such Seller;
(iii)    A General Assignment, duly executed by such Seller;
(iv)    A Tenant Lease Assignment, duly executed by such Seller;
(v)    A Deed, duly executed by such Seller;
(vi)    A Bill of Sale, duly executed by such Seller;
(vii)    A Rent Roll with respect to each Property certified by the managing member of BH-AW JV to be true and correct in all material respects as of the Closing Date;
(viii)    A notice addressed to each Tenant of the Property conveyed by such Seller substantially in the form of Exhibit H hereto advising such Tenant of the assignment of the Tenant Lease(s) to which it is a party to Purchaser (“Tenant Notice Letter”);
(ix)    With respect to each Ground Leased Property, a Ground Lease Assignment, duly executed by the applicable Seller;
(x)    With respect to each Ground Leased Property, a notice addressed to the Ground Lessor of the Ground Leased Property substantially in the form of Exhibit I hereto from Seller advising such Ground Lessor of the assignment of the applicable Ground Lease to Purchaser (“Ground Lease Notice Letter”);
(xi)    A statement, duly executed by such Seller thereof, in form and substance acceptable to such Seller and under Section 1445 of the Code certifying that such Seller is not a “foreign person” as that term is used under Section 1445(b)(2) of the Code;
(xii)    A Closing Statement, duly executed by such Seller thereof; and
(xiii)    All keys, if any, in the possession of such Seller as to the Property to be conveyed by such Seller to Purchaser.

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(c)    At the Closing, and subject to the other terms and conditions of this Agreement, Purchaser shall deliver, or cause to be delivered, to Sellers the following:
(i)    A certificate of an authorized representative of Purchaser, dated the Closing Date, certifying that attached thereto is a true and complete copy of resolutions adopted by Purchaser authorizing the execution, delivery and performance of this Agreement and the documents and instruments to be executed and delivered by Purchaser pursuant hereto, and that all such resolutions and/or limited liability company documentation are still in full force and effect and have not been amended or modified;
(ii)    Official certifications from the applicable Governments in a form acceptable to Sellers confirming that Purchaser is duly formed, validly existing and in good standing under the laws of its state of organization and the laws of the State of Florida;
(iii)    A Closing Certificate, duly executed by Purchaser;
(iv)    The funds constituting the remainder of the Purchase Price, as required under Section 2.3, together with any additional funds as are necessary and/or appropriate from Purchaser to allow for the payment of all expenses and disbursements, if any, over and above the Purchase Price as are the obligation and responsibility of Purchaser and as ultimately set forth on Closing Statement;
(v)    With respect to each of the Properties, a General Assignment, duly executed by Purchaser;
(vi)    With respect to each Ground Leased Property, a Ground Lease Assignment, duly executed by Purchaser;
(vii)    With respect to each of the Properties, a Tenant Lease Assignment, duly executed by Purchaser;
(viii)    A Tenant Notice Letter to each Tenant under a Tenant Lease, duly executed by Purchaser;
(ix)    With respect to each of the Properties, a Ground Lease Notice Letter, duly executed by Purchaser;
(x)    A Closing Statement, duly executed by Purchaser; and
(xi)    Originals of the ROFR Waivers and Ground Lessor Consents.
2.5    Further Assurances. At and from time to time after the Closing, Purchaser shall execute and deliver to the applicable Seller such additional instruments or agreements duly executed by Purchaser deemed necessary and/or appropriate by Sellers to confirm assumption by Purchaser of each of the Assumed Liabilities. Further, from time to time after the Closing, a Seller shall, with respect to the Property conveyed by it to Purchaser, upon Purchaser’s reasonable request and at Purchaser’s sole expense, execute, acknowledge and deliver to Purchaser such other instruments

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of transfer and conveyance and shall take such other actions and execute and deliver such other documents, certifications and further assurances as Purchaser may reasonably require to vest more effectively in Purchaser, or to put Purchaser more fully in possession of (subject in all events to applicable Permitted Exceptions), the Property conveyed to Purchaser by such Seller, or to better enable Purchaser to complete, perform and discharge the Assumed Liabilities. Subject to the other terms and conditions of this Agreement, each party to this Agreement shall cooperate with the others and shall execute and deliver to another party such other instruments and documents and take such other actions as may be reasonably requested from time to time by another party hereto as necessary to carry out, evidence and confirm the intended purposes of this Agreement so long as such action does not do not materially increase the costs to, or liability or obligations of, or limit the rights of, such party in a manner not otherwise provided for in this Agreement, the Seller Closing Documents or the Purchaser Closing Documents, as applicable.
2.6    Delivery of Possession. Possession of the Properties sold, transferred and assigned at the Closing shall be delivered to Purchaser effective as of the Closing Date, subject to all Permitted Exceptions.
2.7    Allocation of Purchase Price. Each party to this Agreement agrees and covenants to treat the transactions contemplated by this Agreement for federal (and applicable state and local) income tax purposes as a sale of the assets of Sellers for the Purchase Price that shall be allocated among the Properties as set forth in Exhibit G hereto, and to file all tax returns, reports, and other forms in a manner consistent with the provisions of this Agreement. No party will take any position on any tax return, report, or other form, including any amendment thereto, or reach any settlement or agreement in respect of any audit which, in any case, is inconsistent with such treatment, unless such party is advised by legal tax counsel or a certified public accountant that such inconsistency is mandated by applicable law. If any party reports (or does not report) any item or matter on such party’s income tax return (including an information return) in a manner inconsistent with the provisions of this Agreement, then such party shall notify the other parties of such treatment before filing such party’s income tax return. In the absence of receiving the advice of legal tax counsel or a certified public accountant that, in the applicable party’s reasonable judgment, an inconsistency is mandated by applicable law, each party shall be liable to the other parties for any expenses, including professionals’ fees, tax, interest, penalties, or litigation costs that may arise as a consequence of such inconsistent reporting, such as an audit by a taxing jurisdiction, as well as additional damages if such party does not notify the other parties of such inconsistent reporting. Each party agrees to promptly deliver to the other applicable party or parties any notice from any taxing or governmental authority relating to taxes for which such other party or parties are or may be liable under this Agreement. Each party will cooperate fully with the others to the extent reasonably requested or necessary in connection with the filing of all such returns and any audit, litigation or other proceeding.
ARTICLE III
REPRESENTATIONS AND WARRANTIES OF SELLERS

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Each Seller hereby, individually and on its behalf but not jointly with the other Sellers, represents and warrants to Purchaser as of the Effective Date of this Agreement as follows:
3.1    Organization, Qualifications and Power. Such Seller is duly formed and validly existing under the laws of the state in which it was formed or organized; and such Seller is qualified or authorized to conduct business in each state where the failure to be so qualified or authorized could reasonably be expected to have a material adverse effect upon the business of such Seller. Such Seller has the power and authority to execute, deliver and perform this Agreement and the other agreements, documents and certificates contemplated to be executed and delivered by it pursuant to this Agreement.
3.2    Authorization. The execution, delivery and performance by such Seller of this Agreement and the other agreements, documents and certificates contemplated to be executed and delivered by such Seller pursuant to this Agreement at the Closing have been duly authorized.
3.3    Validity. This Agreement has been duly executed and delivered by such Seller and constitutes the legal, valid and binding obligation of such Seller enforceable in accordance with its terms, subject to general equity principles and to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws from time to time in effect affecting the enforcement of creditors’ rights. Each agreement, document and certificate to be executed and delivered by such Seller hereunder shall, when so executed and delivered in accordance with this Agreement by such Seller, constitute the legal, valid and binding obligation of such Seller, enforceable in accordance with its respective terms, subject to general equity principles and to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws from time to time in effect affecting the enforcement of creditors’ rights.
3.4    No Broker. No Person is entitled to any real estate commission, finder’s fees or similar fee arising out of this Agreement or in connection with the purchase and sale transactions contemplated by this Agreement based on any agreement or understanding made by BH Member by or on behalf of any Seller.
ARTICLE IV
COVENANTS OF SELLERS

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4.1    Cooperation. Insofar as such conditions are within their reasonable control or influence, each Seller shall use commercially reasonable efforts to cause the conditions set forth in Section 7.1 within its direct control to be satisfied as to the Property owned by it and to facilitate and cause the consummation of the transactions contemplated hereby; provided, however, that no Seller shall be required to make or agree to make any payment to any Person (other than reimbursement of expenses as and to the extent expressly set forth in this Agreement), guarantee any Business Agreement or Ground Lease or remain liable for the payment thereof following the Closing Date, agree to any concessions or amendments to other contracts, leases or arrangements with such Person in order to obtain any waiver, confirmation, estoppel, consent or approval, to institute litigation or other adversarial proceedings against any other Person to obtain any such waiver, confirmation, estoppel, consent or approval.
4.2    Continued Operations. Except as otherwise provided in this Agreement or approved by Purchaser, each Seller shall, from the Effective Date through the Closing, use, operate and lease the Property owned by it in the ordinary course and consistent with such Seller’s current practices and will not dispose of or encumber such Property, except for dispositions of Personal Property in the ordinary course of business or as otherwise permitted by this Agreement. Each Seller shall, in the ordinary course and consistent with such Seller’s current practices, negotiate with prospective tenants of the Improvements. No Seller shall, as long as this Agreement remains in effect prior to the Closing, enter into any New Tenant Lease or terminate any Existing Tenant Lease prior to the current expiration date thereof without first obtaining Purchaser’s consent, which consent shall not be unreasonably withheld or delayed, and which consent shall be deemed granted if Purchaser does not respond in writing to the applicable Seller’s request for consent within five Business Days after Purchaser’s receipt of such request.
ARTICLE V
REPRESENTATIONS AND WARRANTIES OF PURCHASER
Purchaser represents and warrants to Sellers as follows:
5.1    Organization, Corporate Power and Authorization. Purchaser is an entity duly organized, validly existing and in good standing under the laws of the State of Florida and in each other jurisdiction in which it is lawfully required to qualify to conduct business. Purchaser has the power and authority to execute, deliver and perform this Agreement and the other agreements, documents and certificates contemplated to be executed and delivered by it pursuant to this Agreement.
5.2    Authorization. The execution, delivery and performance by Purchaser of this Agreement and the other agreements, documents and certificates contemplated to be executed and delivered by Purchaser pursuant to this Agreement have been duly authorized by all necessary entity or organizational action or as otherwise required by law.
5.3    Non-Contravention. The execution and delivery of this Agreement and the other agreements, documents and certificates contemplated to be executed and delivered by Purchaser pursuant to this Agreement do not, and the consummation by Purchaser of the transactions

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contemplated hereby and thereby shall not, violate any provision of the organizational or other formation documents of Purchaser.
5.4    Validity. This Agreement has been duly executed and delivered by Purchaser and constitutes the legal, valid and binding obligation of Purchaser, enforceable in accordance with its terms, subject to general equity principles and to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws from time to time in effect affecting the enforcement of creditors’ rights. Each agreement, document, instrument and certificate to be executed and delivered by Purchaser hereunder shall, when so executed and delivered in accordance with this Agreement by Purchaser, constitute the legal, valid and binding obligation of Purchaser, enforceable in accordance with its respective terms, subject to general equity principles and to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws from time to time in effect affecting the enforcement of creditors’ rights.
5.5    Litigation. Purchaser is not a party to or subject to any judgment, decree or order entered in any lawsuit or proceeding brought by any Government or other Person seeking to prevent the execution of this Agreement or the consummation of the transactions contemplated hereby and Purchaser has no knowledge of any such threatened lawsuit or proceeding.
5.6    AS IS, WHERE IS. Purchaser acknowledges, represents and warrants that Purchaser is familiar with the business and affairs of Sellers and the Properties, and Purchaser does not need any further information or data relating to Sellers or the Properties. Purchaser is acquiring the Properties based solely on its own independent investigation and inspection of the Properties and not in reliance on any information provided by Sellers. Purchaser acknowledges, represents and warrants that Purchaser, the Purchaser Related Parties and any permitted assignee of Purchaser thereof in accordance with Section 11.3 below, understand and agree that (i) the Property Documents shall be made available for general information purposes only, (ii) Purchaser, the Purchaser Related Parties and any permitted assignee of Purchaser in accordance with Section 11.3 below, shall not have any right to rely on any Property Documents and will not rely thereon, but rather will rely on inspections and reports performed by or on behalf of Purchaser, and (iii) BH Member, BH-AW JV and Sellers shall not have any liability for any inaccuracy in or omission from any of the Property Documents. THE PROPERTIES, AND ALL RIGHT, TITLE AND INTERESTS OF SELLERS THEREIN ARE, AS APPLICABLE, TO BE ASSIGNED, TRANSFERRED, CONVEYED AND/OR SOLD BY SELLERS, AND ARE HEREBY TO BE ACCEPTED BY PURCHASER, AS IS, WHERE IS AND WITH ALL FAULTS, AND, EXCEPT AS EXPRESSLY SET FORTH HEREIN, WITHOUT ANY REPRESENTATIONS OR WARRANTIES WHATSOEVER, EXPRESSED OR IMPLIED, WRITTEN OR ORAL. SELLERS HEREBY DISCLAIM, AND PURCHASER INTENDS TO UNCONDITIONALLY WAIVE AND EXCLUDE, ALL REPRESENTATIONS AND WARRANTIES, INCLUDING ANY AND ALL EXPRESS OR IMPLIED REPRESENTATIONS AND WARRANTIES AS TO: (i) THE CONDITION OF THE PROPERTIES OR ANY ASPECT THEREOF (INCLUDING, WITHOUT LIMITATION, THE ASSUMED BUSINESS AGREEMENTS AND THE PERMITS AND WARRANTIES), INCLUDING ANY AND ALL EXPRESS, IMPLIED OR STATUTORY REPRESENTATIONS AND WARRANTIES RELATED TO SUITABILITY FOR HABITATION, MERCHANTABILITY OR FITNESS FOR A PARTICULAR USE OR PURPOSE; (ii) THE NATURE OR QUALITY OF

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CONSTRUCTION, STRUCTURAL DESIGN OR ENGINEERING OF ANY OF THE IMPROVEMENTS; (iii) THE QUALITY OF THE LABOR OR MATERIALS INCLUDED IN ANY OF THE IMPROVEMENTS; (iv) THE SOIL CONDITIONS, DRAINAGE, TOPOGRAPHICAL FEATURES OR OTHER CONDITIONS OF THE PROPERTIES OR WHICH AFFECT ANY ASPECTS THEREOF; (v) ANY FEATURES OR CONDITIONS AT OR WHICH AFFECT THE PROPERTIES OR ANY THEREOF WITH RESPECT TO ANY PARTICULAR PURPOSE, USE, DEVELOPMENTAL POTENTIAL, CASH FLOW OR OTHERWISE; (vi) ALL EXPRESS OR IMPLIED REPRESENTATIONS OR WARRANTIES CREATED BY ANY AFFIRMATION OF FACT OR PROMISE OR BY ANY DESCRIPTION OF THE PROPERTIES OR ANY ASPECTS THEREOF OR ANY OF THE ASSUMED BUSINESS AGREEMENTS OR PERMITS AND WARRANTIES; (vii) ANY ENVIRONMENTAL, GEOLOGICAL, METEOROLOGICAL, STRUCTURAL OR OTHER CONDITION OR HAZARD OR THE ABSENCE THEREOF HERETOFORE, NOW OR HEREAFTER AFFECTING IN ANY MANNER THE PROPERTIES OR ANY THEREOF; (viii) CLAIMS REGARDING DEFECTS WHICH WERE NOT OR ARE NOT DISCOVERABLE; (ix) PRODUCT LIABILITY CLAIMS IN ANY MANNER RELATED TO THE PROPERTIES OR ANY ASPECTS THEREOF; (x) ANY LAWS APPLICABLE TO THE PROPERTIES OR THE COMPLIANCE BY SELLERS OR THE PROPERTIES WITH ANY SUCH LAWS; (xi) ANY REVENUES OR EXPENSES GENERATED BY OR ASSOCIATED WITH THE PROPERTIES OR THE TRANSACTIONS CONTEMPLATED HEREIN; AND (xii) ALL OTHER EXPRESS, IMPLIED OR STATUTORY WARRANTIES AND REPRESENTATIONS BY SELLERS, BH MEMBER OR BH-AW JV WHATSOEVER.
5.7    No Broker. No Person is entitled to any real estate commission, finder’s fees or similar fee arising out of this Agreement or in connection with the purchase and sale transactions contemplated by this Agreement based on any agreement or understanding with Purchaser made by Purchaser on behalf of itself or on behalf of BH-AW JV or any of Seller.
5.8    Patriot Act. Purchaser is not listed in Executive Order 13224, and Purchaser has no present, actual knowledge that any other persons or entities holding any legal or beneficial interest whatsoever in any member of Purchaser are included in, owned by, controlled by, knowingly acting for or on behalf of, knowingly providing assistance, support, sponsorship or services of any kind to, or otherwise knowingly associated with any of the persons or entities referred to or described in Executive Order 13224, or banned or blocked person, entity, nation or transaction pursuant to any law, order, rule or regulation that is enforced or administered by the Office of Foreign Assets Control. Purchaser is in compliance with all applicable provisions of the USA Patriot Act of 2001, Pub. L. No. 107-56.
ARTICLE VI
ADDITIONAL COVENANTS OF PURCHASER

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6.1    Cooperation and Purchaser’s Performance. Insofar as such conditions are within their reasonable control or influence, Purchaser shall use commercially reasonable efforts to cause the conditions set forth in Section 7.2 within its direct control to be satisfied and to facilitate and cause the consummation of the transactions contemplated hereby. After the Closing, Purchaser shall promptly pay as they become due all amounts and otherwise perform and fulfill all obligations of Sellers under the Assumed Liabilities relating to the Properties and otherwise perform and fulfill all other obligations with respect to the Properties to the extent relating to the period commencing on the Closing Date. The provisions of this Section 6.1 shall survive Closing in all respects.
6.2    Property Documents and Access to Properties.
(a)    AW Manager and AW Investor on behalf of themselves and any affiliates (including, without limitation, AW Property Services, LLC) shall not deliver any Property Documents to any Investor or provide any Investor or other Purchaser Related Parties with access to the Properties until execution of a confidentiality agreement executed by such Investor on behalf of itself and Purchaser Related Parties and delivered to BH-AW JV and Sellers. All of the Property Documents and any other information and material furnished or made available to Purchaser or any Purchaser Related Parties regarding the Properties or obtained by Purchaser or any Purchaser Related Parties in the course of its investigation of the Properties will be treated as confidential information by Purchaser and Purchaser Related Parties. Neither Purchaser nor Purchaser Related Parties will divulge any such information prior to Closing except as required by law or as reasonably necessary for the limited purpose of analyzing and investigating such information for the purpose of consummating the transaction contemplated by this Agreement. In the event the Closing does not occur, Purchaser shall, and shall cause Purchaser’s Related Parties to, destroy copies of the Property Documents and any other information and material obtained by Purchaser and Purchaser’s Related Parties. The provisions of this Section 6.2(a) will survive the Closing or any termination of this Agreement.
(b)    From and after the Effective Date and the delivery of the confidentiality agreement required by Section 6.2(a), Purchaser and/or Purchaser Related Parties shall have the right to enter and inspect the Properties during business hours, subject to the rights of each Tenant and any restrictions under the applicable Ground Lease. All activities by Purchaser and any Purchaser Related Parties shall be coordinated through the managing member of BH-AW JV, including, but not limited to, contact with any Tenant, and the managing member of BH-AW JV shall have the right to have a representative present during meetings with any Tenant. All inspections shall occur during business hours at times agreed upon by the managing member of BH-AW JV and Purchaser and shall be conducted so as not to unreasonably interfere with use of the Properties or Tenants.
(c)    In no event shall Purchaser or any Purchaser Related Parties perform any physically invasive testing or any testing involving sampling without obtaining the managing member of BH-AW JV’s prior written consent, which may be withheld in its sole discretion. Purchaser shall, and shall cause any Purchaser Related Parties and their affiliates, representatives, agents or consultants to, use its best efforts to minimize any disruption or interference caused by any such testing and will promptly repair damage caused by such testing.

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(d)    Purchaser shall, and shall cause any Purchaser Related Parties to, indemnify, defend and hold BH Member, BH-AW JV, Sellers and the Properties harmless of and from any and all losses, liabilities, costs, expenses (including, without limitation, reasonable attorneys’ fees and costs of court), damages, liens, claims (including, without limitation, mechanics’ or materialmen’s liens or claims of liens), actions and causes of actions arising from or relating to Purchaser’s or any Purchaser Related Parties’ entrance upon the Properties to test, study, investigate or inspect the same or any part thereof, whether pursuant to this Article VI or otherwise. Purchaser on behalf of itself and on behalf of any Purchaser Related Parties further waives and releases any claims, demands, damages, actions, causes of action or other remedies of any kind whatsoever against BH Member, BH-AW JV or Sellers for property damages or bodily and/or personal injuries to Purchaser or any Purchaser Related Parties arising out the entry on and inspection of the Properties or use in any manner of the Properties by Purchaser or any Purchaser Related Parties. The foregoing indemnity and release shall expressly survive the Closing or the earlier termination of this Agreement.
6.3    Title and Survey. Purchaser shall, within 15 days after the Effective Date of this Agreement, cause Title Company, either itself or, if so elected by Purchaser, through the law firm of Jones Foster Johnston & Stubbs, P.A., 801 Maplewood Drive, Suite 22-A, Jupiter, Florida 33458 (“Title Company’s Agent”) as authorized issuing agent for Title Company with the issuance of an insured closing letter, to issue a leasehold owner’s title commitment with respect to the Ground Leased Properties (a “Leasehold Owner’s Title Commitment”) or an owner’s title commitment with respect to the Fee Owned Property (an “Owner’s Title Commitment”) pursuant to which the Title Company shall agree to issue, at Closing, to Purchaser or its permitted assignee, a Leasehold Owner’s Title Policy with respect to each Ground Leased Property and an Owner’s Title Policy with respect to each Fee Owned Property on the most currently available and applicable American Land Title Association form in amount of the Purchase Price allocated to such Property. The managing member of BH-AW JV shall execute and deliver any owner’s title affidavit that may be required by Title Company or Title Company’s Agent in connection with the issuance of any Leasehold Owner’s Title Policy or an Owner’s Title Policy obtained by Purchaser for any of the Properties. Purchaser shall have the right to obtain Surveys at its sole cost and expense. The provisions of this Section 6.3 shall survive Closing in all respects.
6.4    Business Agreements. Purchaser shall assume at Closing all Business Agreements relating to each Property to be acquired by Purchaser pursuant to the General Assignment for such Property, and Purchaser shall provide written notice to Sellers no later than ten Business Days prior to the Closing Date that identifies those Business Agreements which Purchaser has elected to assume as of the Closing Date. Notwithstanding anything to the contrary herein, Purchaser shall assume all Business Agreements that a Seller cannot terminate by providing thirty days notice or without the payment of a penalty, termination fee or other charge, and Purchaser shall be responsible for obtaining any consents of any Person required for the assignment of such Business Agreements.
6.5    Ground Lessors Consents and ROFR Waivers. Purchaser shall be responsible for obtaining the Ground Lessors Consents and ROFR Waivers on or prior to the Closing Date but no later than the Outside Closing Date. Purchaser shall keep BH Member, BH-AW JV and Sellers apprised of any discussions with Ground Lessors regarding the request for the Ground Lessor Consents and ROFR Waivers and provide BH Member and Sellers with copies of all written

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correspondence and agreements with Ground Lessors regarding the Ground Lessor Consents and ROFR Waivers.
ARTICLE VII
CONDITIONS PRECEDENT
7.1    Purchaser’s Conditions. Purchaser’s obligations to close under this Agreement are subject to the satisfaction of the following conditions precedent:
(e)    All representations and warranties of Sellers in Article III of this Agreement shall be true in all material respects at and as of the Closing Date, and Sellers shall have delivered to Purchaser a certificate to such effect dated as of the Closing Date;
(f)    Sellers shall have each performed and complied in all material respects with all of its respective obligations under this Agreement that are to be performed or complied with by such Seller on or prior to the Closing Date;
(g)    Sellers shall have delivered to Purchaser the items required by Section 2.4(b); and
(h)    No proceeding challenging this Agreement or the transactions contemplated hereby or seeking to prohibit, alter, prevent, or materially delay the Closing of the transactions contemplated hereby shall have been commenced by any Person.
In the event that any of the conditions set forth in this Section 7.1 is not satisfied, in the reasonable judgment of Purchaser, on or prior to the Closing Date, then Purchaser shall have the option to either (x) to waive such unsatisfied condition(s) and proceed in accordance with the terms of this Agreement as to all Properties, (y) to terminate this Agreement as to all Properties by providing written notice of termination to Sellers prior to or at the Closing, or (z) to exercise its rights under Article IX hereof, as applicable.
7.2    Sellers’ Conditions. The obligations of Sellers hereunder to close are subject to satisfaction of each of the following conditions precedent:
(a)    All representations and warranties of Purchaser in this Agreement shall be true on and as of the Closing Date, and Purchaser shall have delivered to Sellers a certificate to such effect dated as of the Closing Date;
(b)    Purchaser shall have performed and complied in all material respects with all of its covenants and obligations under this Agreement which are to be performed or complied with by Purchaser on or prior to the Closing Date;
(c)    Purchaser shall have delivered to Sellers the items required by and performed their obligations under Section 2.4(c);
(d)    No proceeding challenging this Agreement or the transactions contemplated hereby or seeking to prohibit, alter, prevent, or materially delay the Closing of the transactions contemplated hereby shall have been commenced by any Person; and

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(e)    Purchaser shall have obtained all ROFR Waivers and Ground Lessor Consents, and such ROFR Waivers shall be in full force and effect and have not been rescinded by Ground Lessors and no Ground Lessors shall have elected, asserted or attempted to assert that Ground Lessors have any further rights to acquire the Properties if the Properties are sold in accordance with the terms and conditions of this Agreement to Purchaser or its permitted assignee(s) in accordance with Section 11.3 below.
In the event that any condition to Sellers’ obligations to close set forth in this Section 7.2 is not satisfied on or prior to the Closing Date, then Seller shall have the option to either (x) to waive such unsatisfied condition(s) and proceed in accordance with the terms of this Agreement as to all Properties, (y) to terminate this Agreement as to all Properties by providing written notice of termination to Purchaser prior to or at the Closing, or (z) to exercise its rights under Article IX hereof, as applicable.
ARTICLE VIII
INDEMNIFICATION
8.1    Purchaser’s Claims. Each Seller shall, individually but not jointly with any of the other Sellers, indemnify, defend and hold Purchaser harmless from and against any costs (including reasonable attorneys’ fees and court costs and costs of investigation), losses, damages, liabilities or expenses incurred by Purchaser as a result of the following:
(f)    The breach by such Seller of its representations and warranties made in Article III of this Agreement by such Seller;
(g)    The non-fulfillment by such Seller of any covenant, agreement or obligation to be performed by such Seller under or pursuant to this Agreement or any of the Seller Closing Documents;
(h)    Any litigation, proceedings, controversies or claims relating to the Property owned by such Seller and arising from, in connection with or incident to any occurrence pertaining to such Seller’s ownership of the Property prior to the Closing Date; or
(i)    Except as set forth in this Agreement, any claim for brokerage commissions, finder’s fees or other commissions relative to this Agreement or any of the Seller Closing Documents and asserted by or on behalf of any broker or finder claiming to have been retained by BH Member on behalf of itself or any Seller.
8.2    Sellers’ Claims. Purchaser shall indemnify, defend and hold BH Member, BH-AW JV and each Seller harmless from and against all costs (including reasonable attorneys’ fees and court costs and costs of investigation), losses, damages, liabilities or expenses incurred by BH Member, BH-AW JV and/or any Seller as a result of the following:
(a)    The breach of any of Purchaser’s representations and warranties made in this Agreement;

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(b)    The non-fulfillment of any covenant, agreement or obligation to be performed by Purchaser under or pursuant to this Agreement, any of the Purchaser Closing Documents or any other agreements or instruments executed and delivered by Purchaser in connection with this Agreement;
(c)    Any claim for brokerage, finder’s fees or other commissions, relative to this Agreement or any of the Purchaser Closing Documents and asserted by or on behalf of any broker or finder claiming to have been retained by Purchaser on behalf of itself, BH-AW JV or any Seller or to have rendered services on behalf of Purchaser, BH-AW JV or any Seller based on discussions with Purchaser; or
(d)    Any litigation, proceedings, controversies or claims relating to the Properties and arising from, in connection with or incident to any occurrence on or subsequent to the Closing Date.
8.3    Defense of Third Party Claims.
(a)    In the event of any claim by a Person not a party to this Agreement with respect to any matter to which Sections 8.1(c) and (d) or 8.2(c) and (d) relates, the indemnified party, after not less than thirty (30) days’ prior written notice to the indemnifying party containing the terms of the proposed settlement, may make settlement of such claim, and such settlement shall be binding on the parties hereto for the purposes of this Section 8.3; provided, however, that, if within such thirty (30) day period, the indemnifying party shall have requested the indemnified party to contest any such claim at the expense of the indemnifying party, the indemnified party shall promptly comply, and the indemnifying party shall have the right to direct the defense of such claim or any litigation based thereon at its own expense through counsel of its own choosing. The indemnified party also shall have the right to participate in the settlement of any such claim or in any such litigation so long as its participation is at its own expense and with the understanding that the indemnifying party may settle in its own discretion at its sole expense so long as any such settlement provides for a complete release and discharge of the indemnified party and does not impose any liabilities or obligations on the indemnified party. Any payment or settlement made by the indemnifying party in such contest, together with the total expense thereof, shall be binding on the indemnified party and the indemnifying party for the purposes of this Section 8.3.
(b)    In the event that any litigation, proceeding, controversy, claim or other matter is initiated by a third Person against Purchaser, a Seller and any other party to this Agreement, and Purchaser or such Seller is obligated or potentially obligated to indemnify, defend and hold the other parties harmless under this Article VIII, the indemnified or potentially indemnified party will reasonably cooperate with the indemnifying or potentially indemnifying party with respect to the investigation and defense of such litigation, proceeding, controversy or claim or other matter.
8.4    Survival of Representations and Warranties.
(a)    The representations and warranties of a Seller contained in this Agreement or any certificate delivered by or on behalf of a Seller pursuant to this Agreement or in connection with the transactions contemplated herein shall survive the Closing for a period of 30 days after the earlier of the (i) the Closing or (ii) the prior termination of this Agreement.

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(b)    Except for those representations and warranties of Purchaser under Sections 5.6, 5.7 and 5.8, which representations and warranties thereunder shall survive Closing or any earlier termination of this Agreement indefinitely, the representations and warranties of Purchaser contained in this Agreement or any certificate delivered by or on behalf of Purchaser pursuant to this Agreement or in connection with the transactions contemplated herein shall survive the consummation of the transactions contemplated herein and shall continue in full force and effect for a period of 30 days after the earlier of the (i) the Closing or (ii) the prior termination of this Agreement.
(c)    Purchaser may not assert any claim against a Seller for breach of any covenant contained in Article IV and all such claims shall be deemed to be waived as of the Closing Date.
ARTICLE IX
TERMINATION; DEFAULT
9.1    Termination. This Agreement may, subject to, as applicable, the parties’ respective notice and cure rights provided for in Section 9.2, be terminated as follows:
(i)    At any time by the mutual consent of Sellers and Purchaser;
(ii)    By Purchaser because of the failure of any condition set forth in Sections 1.3(b) or 7.1 hereof as provided therein;
(iii)    By Purchaser if Sellers fail to comply with their respective obligations under this Agreement to close the transactions contemplated hereby;
(iv)     By Sellers because of the failure of any condition set forth in Sections 1.3(b) or 7.2;
(v)    By Sellers if Purchaser fails to comply with its obligations under this Agreement to close the transactions contemplated hereby;
(vi)    By Purchaser as provided in Section 10.1 or Section 10.2; or
(vii)     By Sellers if Sellers are unable to obtain the approval of the board of directors of Behringer Harvard Opportunity REIT II, Inc. by July 15, 2013.
9.2    Default.
(c)    In the event that a Seller fails to comply with its obligations under this Agreement to close the transactions contemplated hereby, and such failure shall continue for two Business Days after delivery of written notice thereof from Purchaser, Purchaser may, at its only remedies elect to either (i) terminate this Agreement pursuant to Section 9.1(iii) by giving written notice of termination to Sellers, upon which Title Company shall return the Earnest Money to Purchaser and Purchaser and Sellers shall be relieved of any further obligations hereunder except for the obligations hereunder that specifically survive the termination of this Agreement, or (ii) seek specific performance of this Agreement. Unless Purchaser has filed an action for specific performance, and such action is pending, Purchaser shall not have the right or authority to place a lis pendens against

DLI-6447995v8    25

any portion of any Property, and Purchaser hereby waives and releases any right it may have under applicable law to file any lis pendens absent such pending action.
(d)    In the event that Purchaser fails to comply with its obligations under this Agreement to close the transactions contemplated hereby, and such failure shall continue for two Business Days after delivery of written notice thereof from Sellers, Sellers may, as its only remedies elect to (i) terminate this Agreement pursuant to Section 9.1(v) by giving written notice of termination to Purchaser, upon which Title Company shall pay the Earnest Money to Sellers as liquidated damages, and Purchaser and Sellers shall be relieved of any further obligations hereunder except for the obligations hereunder that specifically survive the termination of this Agreement, or (ii) enforce the rights and the remedies provided for in Section 12.7 below.
ARTICLE X
CASUALTY AND CONDEMNATION
10.1    Casualty Before Closing. In the event of damage to or destruction of all or any portion of the Improvements comprising portions of a Property by fire or other casualty prior to the Closing, Sellers shall promptly notify Purchaser. If Material Damage shall occur to any Property, Purchaser shall have, as its sole and exclusive remedy, upon written notice to BH Member and Sellers within fifteen (15) days following notice by the applicable Seller to Purchaser of such casualty, or on the Closing Date, whichever occurs first, to either: (a) terminate this Agreement in its entirety with the Earnest Money returned to Purchaser, and the parties hereto shall have no further rights or obligations hereunder except for such rights and obligations as expressly survive termination of this Agreement; or (b) elect to have the affected Property remain part of the Properties to be conveyed pursuant to this Agreement with no reduction in the Purchase Price but the right to receive an assignment of all available casualty insurance proceeds to which such applicable Seller is entitled under existing insurance coverages with respect to the damaged Improvements comprising portions of such Property (excluding the proceeds of any business interruption or loss of rental insurance), together with crediting the Purchaser with the amount of any applicable deductibles under such policies if payable by such Seller and not by the Ground Lessor under a Ground Lease, if applicable, or Tenants under Tenant Leases but in all cases subject to the terms, conditions, rights and privileges of the Ground Lessor under the Ground Lease and Tenants under the applicable Tenant Leases, respectively.
10.2    Condemnation Before Closing. In the event of a threatened condemnation or other exercise of the power of eminent domain with respect to all or any portion of the Land or Improvements comprising portions of a Property prior to the Closing that BH Member reasonably concludes will affect a Material Portion of any of the Properties, Purchaser shall have, as its sole and exclusive remedy, upon written notice to BH Member and Sellers within fifteen (15) days following notice by the applicable Seller to Purchaser of such condemnation, or on the Closing Date, whichever occurs first, to either: (a) terminate this Agreement in its entirety with the Earnest Money returned to Purchaser, and the parties hereto shall have no further rights or obligations hereunder except for such rights and obligations as expressly survive termination of this Agreement; or (b) elect to have the affected Property remain part of the Properties to be conveyed pursuant to this Agreement with no reduction in the Purchase Price but the right to receive an assignment of

DLI-6447995v8    26

any award resulting from such condemnation or other exercise of the power of eminent domain subject to the terms, conditions, rights and privileges of the Ground Lessor and Tenants under the Ground Lease and applicable Tenant Leases, respectively. Except as described in the first sentence of this Section 10.2, no condemnation or other exercise of the power of eminent domain with respect to all or any portion of a Property prior to the Closing shall affect the obligations of Purchaser hereunder with respect to any Property affected thereby.
ARTICLE XI
MISCELLANEOUS
11.1    Expenses. Each party shall pay its own legal, accounting and similar professional advisor and consultant fees and expenses incidental to the preparation of this Agreement, the implementation of the provisions of this Agreement, and the consummation of the transactions contemplated hereby. Except as set forth in the preceding sentence or as may be the express obligation of a party under other provisions of this Agreement, (a) Seller shall pay (i) the costs of the Title Commitments, (ii) the premium costs and fees of obtaining any Leasehold Owner’s Title Policy and Owner’s Title Policy, if any, for the Properties as may be required by Purchaser, (iii) all documentary stamp taxes, and (iv) any and all prepayment penalties, defeasance costs or assumption fees associated with the prepayment or assumption of the Aviva Loans, and (b) Purchaser shall otherwise pay any and all other fees, costs and expenses of whatsoever kind and however associated with the transactions contemplated by this Agreement and the Closing hereunder, including, without limitation, (i) the costs of the Surveys, (ii) the premium costs and fees of obtaining any lender’s title insurance policies, and endorsements to the Leasehold Owner’s Title Policy, Owner’s Title Policy or lender’s title insurance policies, if any, for the Properties as may be required by Purchaser or any lender of Purchaser, (iii) all fees and costs with respect to the sale, conveyance, transfer, assignment and/or financing and mortgaging of each of the Properties, the assignment or transfer of any of the Business Agreements or the Ground Leases and Tenant Leases, and/or the recording or filing of any instruments or agreements delivered in accordance herewith not specifically paid for by Seller in Section 11.1(a) above, (iv) any and all escrow and closing fees, charges and costs assessed by Title Company or any other escrow agent, and (v) any and all costs associated with the transfer of any Permits and Warranties.
11.2    Contents of Agreement; Parties in Interest; etc. This Agreement, the Seller Closing Documents and the Purchaser Closing Documents set forth the entire understanding of the parties with respect to the transactions contemplated hereby and constitutes a complete statement of the terms of such transactions. No waiver, amendment, modification or waiver of this Agreement shall be valid unless evidenced by a written instrument duly executed by all of the parties. No failure on the part of any party hereto to exercise or delay in exercising any right hereunder shall be deemed a waiver thereof, nor shall any single or partial exercise preclude any further or other exercise of such or any other right. Any previous agreements and understandings between or among the parties regarding the subject matter hereof, whether written or oral, are superseded by this Agreement, the Seller Closing Documents and the Purchaser Closing Documents. No party has been induced to enter into this Agreement by any statement, representation or warranty of the other parties not set forth in this Agreement, the Seller Closing Documents and the Purchaser Closing Documents and no party has relied upon any statement, representation or warranty of the other

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parties not set forth in this Agreement, the Seller Closing Documents or the Purchaser Closing Documents.
11.3    Assignment and Binding Effect.
(a)    Except as set forth in Section 11.3(b), Purchaser shall have no right to assign its rights under this Agreement without the prior written consent of BH Member to any such assignment, which consent BH Member may grant or withhold in its sole discretion.
(b)    In conjunction with its execution of this Agreement, and as an exception to Section 11.3(a) above, Purchaser has advised Sellers and BH Member of its intention to assign its rights under this Agreement, prior to Closing, to a to-be-formed entity affiliated with Purchaser (the “Assignee”) and that said Assignee may further assign its rights under this Agreement with respect to individual Properties to to-be-formed special purpose entities that are wholly owned by Assignee; provided, however, that (i) no such assignment(s) shall affect Purchaser’s liabilities and obligations hereunder or the liability or obligations of any such Assignee hereunder; (ii) Purchaser shall remain liable and responsible for the performance of its duties and obligations hereunder irrespective of any such assignment; and (iii) Purchaser must provide written notice and a copy of any such assignment to Sellers not less than fifteen (15) days prior to Closing that reflects an assumption of Purchaser’s obligations under this Agreement by Assignee.
(c)    Subject to the foregoing provisions of this Section 11.3, all of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the successors and permitted assigns of Sellers and Purchaser.
11.4    Notices. All notices, requests and other communications under this Agreement shall be in writing and shall be either (a) delivered in person, (b) delivered by a recognized overnight delivery service or (c) sent by facsimile transmission with confirmed receipt and addressed as follows:

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If to a Seller, BH Member or BH-AW JV to:	Behringer Harvard Florida MOB Member, LLC 15601 Dallas Parkway, Suite 600 Addison, TX 75001 Attn: Executive Vice President of Real Estate Fax: (214) 655-1610
With a copy to:	Behringer Harvard Opportunity REIT II, Inc. 15601 Dallas Parkway, Suite 600 Addison, TX 75001 Attn: Chief Legal Officer Fax: (214) 655-1610
With a copy to:	Jones Day 2727 N. Harwood Street Dallas, TX 75201 Attn: Michelle Brown Fax: (214) 969-5100
If to AW Manager, AW Investor and/or Purchaser to:	2801 PGA Boulevard, Suite 200 Palm Beach Gardens, FL 33410 Attn: Peter J. Applefield and Brian K. Waxman Fax: (561) 689-1255
With a copy to:	Jones, Foster, Johnston & Stubbs, P.A. 801 Maplewood Drive, Suite 22-A Jupiter, FL 33458 Attn: Scott L. McMullen Fax: (561) 746-6933

or at such other address, and to the attention of such other person, as a party shall give notice as herein provided. A notice, request and other communication shall be deemed to be duly received if delivered in person or by a recognized overnight delivery service, when left at the address of the recipient and if sent by facsimile transmission, upon receipt by the sender of an acknowledgment or transmission report generated by the machine from which the facsimile transmission was sent indicating that the facsimile was sent in its entirety to the recipient’s facsimile number; provided, however, that if a notice, request or other communication is delivered or served on a day which is not a Business Day, or after 5:00 p.m. (local time for the recipient) on any Business Day, such notice or communication shall be deemed to be duly received by the recipient at 9:00 a.m. (local time for the recipient) on the first Business Day thereafter.
11.5    Applicable Laws. This Agreement and the transactions contemplated hereby shall be governed by and construed in accordance with the Laws of the State of Florida.
11.6    Exhibits. All Exhibits referred to herein are incorporated herein fully by reference and are intended to be and hereby are specifically made a part of this Agreement.
11.7    Severability. Any provision of this Agreement that is invalid or unenforceable in any jurisdiction shall be ineffective to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable the remaining provisions hereof, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

DLI-6447995v8    29

11.8    Confidentiality. All parties to this Agreement agree that the information contained herein, and any information exchanged between the parties in connection with the proposed transactions described herein (including the terms of the Agreement), is strictly confidential. No party shall disclose the existence of, or any of the terms contained in, this Agreement, or the substance of any other discussions between the parties (including any press release or other manner of publicizing the same), to any other person or entity, without the prior written consent of the other parties hereto, except to the extent required by any applicable securities or other laws or as otherwise permitted herein.
11.9    Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event that any ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties hereto and no presumption or burden of proof shall arise by virtue of the authorship of any of the provisions of this Agreement.
11.10    Time. Time is and shall be of the essence of this Agreement.
11.11    Days for Performance. If the date for the performance of any obligation or notification hereunder falls upon a day that is not a Business Day, then such date shall be read and construed for all purposes herein to mean the next day which is a Business Day.
11.12    Florida Law Notices.
(a)    “RADON GAS: Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county health department.”
(b)    ENERGY-EFFICIENCY RATING: Purchaser is advised that Purchaser may have the energy-efficiency rating of the buildings located at the Properties in Florida determined. Purchaser acknowledges that, with the execution of this Agreement, Purchaser has independently obtained, a copy of an information brochure regarding energy-efficiency rating prepared and provided by the Florida Department of Community Affairs.
(c)    EROSION: Purchaser is advised that the Properties being purchased may be subject to coastal erosion and to federal, state, or local regulations that govern coastal property, including the delineation of the coastal construction control line, rigid coastal protection structures, beach nourishment, and the protection of marine turtles. Additional information can be obtained from the Florida Department of Environmental Protection, including whether there are significant erosion conditions associated with the shoreline of the Properties being purchased. To the extent applicable to the Properties, Purchaser hereby waives the right to obtain from any Seller an affidavit with respect to, or a survey meeting the requirements of Chapter 472 of the Florida Statues delineating, the location of the coastal construction control line on the Properties.
(d)    FLOOD ZONE: Purchaser is advised to verify by survey and with appropriate government agencies which flood zone each of the Properties is in, whether flood insurance is

DLI-6447995v8    30

required and what restrictions apply to improving the Properties and rebuilding in the event of casualty. Purchaser hereby agrees that Purchaser accepts the existing elevation of the buildings and zone designation of the Properties.
11.13    Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which, together upon full execution, shall constitute one and the same instrument.
11.14    No Recording. Purchaser shall not record or file this Agreement or any short form, memorandum or notice hereof in or with any public or governmental office.
11.15    Attorneys’ Fees. In the event of any litigation between the parties to this Agreement, including with respect to the enforcement of any right or provision herein, the prevailing party, in addition to those damages and other awards given such party therein, shall be entitled to reasonable attorneys’ fees and court costs at all trial and appellate levels.
11.16    Limitation Of Liability. Notwithstanding any other provision of this Agreement, any agreement contemplated by this Agreement, or any rights which Purchaser might otherwise have at law, equity, or by statute, whether based on contract or some other claim, any liability of Sellers to Purchaser will be satisfied only from such Seller’s interest in the applicable Property and the proceeds thereof, respectively. Without limiting the generality of the foregoing, BH Member, BH-AW JV and the members, general or limited partners, shareholders, employees, agents or affiliates of BH Member will not in any manner be personally or individually liable for the obligations of Sellers hereunder or the Seller Closing Documents for any claims related to this Agreement or the Properties. Any liability of either BH Member or BH-AW JV to Purchaser shall be governed solely by the terms of this Agreement and BH Member, AW Investor and AW Manager shall not be entitled to any indemnification under the JV Agreement due to any liability arising by BH Member, AW Manager, AW Investor or BH-AW JV under this Agreement. The provisions of this Section 11.16 shall survive Closing or termination of this Agreement.

[SIGNATURE PAGES TO FOLLOW]
11.17

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date.

BH-AW FLORIDA MOB VENTURE, LLC
By: Behringer Harvard Florida MOB Member, LLC, its authorized member
By: Michael J. O’Hanlon Chief Executive Officer and President
BEHRINGER HARVARD FLORIDA MOB MEMBER, LLC
By: Michael J. O’Hanlon Chief Executive Officer and President
AW SFMOB INVESTOR, LLC
By: Brian K. Waxman Managing Member
By: Peter J. Applefield Managing Member
AW SFMOB MANAGING MEMBER, LLC
By: Brian K. Waxman Managing Member
By: Peter J. Applefield Managing Member
BW-AW HIALEAH, LLC
By: James D. Fant Executive Vice President
BW-AW PALMETTO, LLC

DLI-6447995v8

By: James D. Fant Executive Vice President
BW-AW NORTH SHORE, LLC
By: James D. Fant Executive Vice President
BW-AW VICTOR FARRIS, LLC
By: James D. Fant Executive Vice President
BW-AW FMC CENTRAL, LLC
By: James D. Fant Executive Vice President
BW-AW FMC EAST, LLC
By: James D. Fant Executive Vice President
BW-AW FMC NORTH, LLC
By: James D. Fant Executive Vice President
BW-AW FMC MEDICAL MALL, LLC
By: James D. Fant Executive Vice President
BW-AW FMC LAND, LLC
By: James D. Fant Executive Vice President

DLI-6447995v8

DLI-6447995v8

EXHIBITS
Exhibit     Title
A    Sellers and Properties
B    Form of Bill of Sale
C    Forms of Deeds
D    Form of General Assignment
E    Form of Ground Lease Assignment
F    Form of Assignment and Assumption of Tenant         Leases
G    Allocation of Purchase Price
H    Form of Notice to Tenants under Tenant Leases
I    Form of Notice to Ground Lessor of Assignment
J    Form of Closing Certificate

DLI-6447995v8

Exhibit A
to Purchase and Sale Agreement

SELLERS AND THE PROPERTIES

Sellers	Properties
BW-AW Hialeah, LLC	Hialeah Medical Plaza Building located at 777 East 25th Street, Hialeah, FL
BW-AW Palmetto, LLC	Palmetto Medical Center Building located at 7100 West 20th Avenue, Hialeah, FL
BW-AW North Shore, LLC	North Shore Medical Arts Building located at 777 East 25th Street, Hialeah, FL
BW-AW Victor Farris, LLC	Victor Farris Building located at 1411 North Flagler Drive, West Palm Beach, FL
BW-AW FMC Central, LLC	FMC – Central Building located at 2951 NW 49th Avenue, Lauderdale Lakes, FL
BW-AW FMC East, LLC	FMC – East Building located at 3001 NW 49th Avenue, Lauderdale Lakes, FL
BW-AW FMC North, LLC	FMC – North Building located at 4900 West Oakland Park, Lauderdale Lakes, FL
BW-AW FMC Medical Mall, LLC	FMC – Oakland Medical Mall Building located at 4850 West Oakland Park, Lauderdale Lakes, FL
BW-AW FMC Land, LLC	FMC – Vacant Land located at 5000 W. Oakland Park Blvd., Lauderdale Lakes, Florida

DLI-6447995v8

Exhibit B
to Purchase and Sale Agreement

Form of Bill of Sale

BILL OF SALE

KNOW ALL MEN BY THESE PRESENTS that the undersigned, ______________________________, a Delaware limited liability company (“Seller”), for and in consideration of the sum of One and No/100 Dollars ($1.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, does hereby agree as follows:

Seller hereby grants, bargains, sells, transfers, sets over and delivers to _________________________________, a _______________________ (“Purchaser”), all of Seller’s right, title and interest, if any, in and to any personal property owned by Seller that is located on the property described on Exhibit A attached hereto (the “Property”) and used exclusively in connection with the operation, use, management and maintenance of the Property (collectively, the “Personal Property”) to the extent Seller has the right to convey such Personal Property without the approval or consent of any third party or such Personal Property is not subject to restrictions upon the transfer or disclosure thereof by Seller.

SELLER MAKES NO REPRESENTATIONS OR WARRANTIES, WHETHER EXPRESS, IMPLIED OR STATUTORY, WITH RESPECT TO THE PERSONAL PROPERTY, INCLUDING, WITHOUT LIMITATION, THE SUITABILITY, CONDITION OR FITNESS THEREOF FOR ANY PARTICULAR USE OR PURPOSE. PURCHASER AGREES THAT THE PERSONAL PROPERTY IS CONVEYED BY SELLER AND ACCEPTED BY PURCHASER IN AN “AS IS, WHERE IS” CONDITION, AND SELLER SPECIFICALLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR OF FITNESS FOR A PARTICULAR PURPOSE.

Executed as of the _____ day of ____________, 2013.

_______________________________,
a Delaware limited liability company

By:
Printed Name:
Title:

DLI-6447995v8

Exhibit A
to Bill of Sale

Description of Real Property

DLI-6447995v8

Exhibit C-1
to Purchase and Sale Agreement

Form of Special Warranty Deed
(Fee Owned Property)

SPECIAL WARRANTY DEED

THIS SPECIAL WARRANTY DEED is made to be effective on ___________, 2013, by BH-AW FMC LAND, LLC, a Delaware limited liability company, whose post office address is 2801 PGA Boulevard, Suite 220, Palm Beach Gardens, FL  33410 (the “Grantor”), to _____________________________, a _________________, whose post office address is 2801 PGA Boulevard, Suite 220, Palm Beach Gardens, FL 33410 (the “Grantee”).

WITNESSETH: that the Grantor, for and in consideration of the sum of TEN AND NO/100 DOLLARS ($10.00) and other good and valuable considerations to the Grantor in hand paid by the Grantee, the receipt and sufficiency whereof is hereby acknowledged, has granted, bargained, sold, aliened, remised, released, conveyed and confirmed unto the Grantee, and the Grantee’s heirs, successors and assigns forever, the following described land, situate, lying and being in Broward County, Florida:

See Exhibit A attached hereto and made a part hereof.

TOGETHER, with all the improvements situate thereon and all the tenements, hereditaments and appurtenances thereto belonging or in anywise appertaining.

TO HAVE AND TO HOLD, the same in fee simple forever, SUBJECT, however, to those matters listed on Exhibit B attached hereto and made a part hereof for all purposes (the “Permitted Exceptions”), without the intent to reimpose same.

AND the Grantor will defend title to said land against the lawful claims of all persons claiming by, through or under the Grantor, but not otherwise.

[Signature Page Follows]

DLI-6447995v8

IN WITNESS WHEREOF, the Grantor has hereunto set their respective hands and seals the day and year first above written.

Witnesses:	GRANTOR:

BH-AW FMC LAND, LLC, a Delaware limited liability company

________________________________
Witness signature↑                    By:
Print name:
Its:
____________________________________
Witness signature↑
Print name:

ACKNOWLEDGMENT

STATE OF ______________                §
§:ss:
COUNTY OF _____________            §

The foregoing instrument was acknowledged before me on ___________, 2013, by _______________, as ___________________ of BH-AW FMC LAND, LLC, a Delaware limited liability company, on behalf of the company. He is personally known to me or produced _______________________________ as identification.

Notary’s signature↑
Print name here:
Notary Public
State of __________
County of _________
My commission expires:
{Notary’s Seal}

DLI-6447995v8

Exhibit A
to Special Warranty Deed

Description of Fee Owned Property

DLI-6447995v8

Exhibit B
to Special Warranty Deed

Permitted Exceptions

DLI-6447995v8

Exhibit C-2
to Purchase and Sale Agreement

Form of Special Warranty Deed
(Ground Leased Property / Improvements Only)

SPECIAL WARRANTY DEED
(“Improvements Only”)

THIS SPECIAL WARRANTY DEED is made as of the ___ day of _____________, 2013, by ___________________, a Delaware limited liability company (“Seller”), having an address of 2801 PGA Boulevard, Suite 220, Palm Beach Gardens, Florida 33410, to ____________________, a ________________ (“Purchaser”), having an address of 2801 PGA Boulevard, Suite 220, Palm Beach Gardens, Florida 33410.
Seller, for and in consideration of the sum of Ten Dollars ($10.00) and other valuable consideration, receipt whereof is hereby acknowledged, hereby grants, bargains, sells, aliens, remises, releases, conveys and confirms unto Purchaser and its successors, heirs and assigns, all right, title and interest of Seller in all buildings, fixtures, structures, and other improvements (collectively the “Improvements”) located on the real property described on Exhibit A attached hereto and made a part hereof (the “Land”).
Seller warrants and defends title to the Improvements unto Purchaser, its successors, heirs and assigns, against the claims of all persons claiming by, through or under Seller, but not otherwise, subject only to the matters listed on Exhibit B attached hereto and made a part hereof for all purposes (the “Permitted Exceptions”).
The Land is the subject of a Ground Lease between ___________________________ (“Ground Lessor”) and Seller, as ground lessee, which Ground Lease is dated October 8, 2010 (the “Ground Lease”), and a Memorandum of which was recorded in Official Record Book ___________, Page ___________ of the Public Records of _______________ County, Florida. Simultaneously with the execution and delivery of this Special Warranty Deed, Seller and Purchaser have entered into an Assignment and Assumption of Ground Lease (the “Assignment”), pursuant to which Seller has assigned to Purchaser the leasehold interest in the Land held by Seller by virtue of the Ground Lease, which Assignment is to be recorded in the Public Records of ______________ County, Florida simultaneous with the recording of this Special Warranty Deed. Upon the termination of the Ground Lease, by lapse of time or otherwise, all of the Improvements shall, subject to the terms of the Ground Lease (including without limitation Section 10 thereof), revert to and become the property of Ground Lessor and shall remain upon the Land without compensation, allowance or credit to Purchaser or its successors.
TO HAVE AND TO HOLD the Improvements in fee simple unto Purchaser and its successors, heirs and assigns, forever.

DLI-6447995v8

This Special Warranty Deed does not convey any right, title, or interest in and to the Land to Purchaser.
IN WITNESS WHEREOF, said Seller has caused this instrument to be duly executed and delivered by its duly authorized officer, to be effective as of the day and year first above written.
SELLER:
WITNESSES:

By:
Print Name:                        Name:
Title:

Print Name:

STATE OF _______________

COUNTY OF _____________

The foregoing instrument was acknowledged before me this _____ day of ______________, 2013, by ____________________, as ___________ of __________________________, LLC, a ___________________ limited liability company, on behalf of the company. [ ] He is personally known to me or [ ] produced _______________________________ as identification.

Print Name:
Notary Public
My commission expires:

{Notary’s Seal}

DLI-6447995v8

Exhibit A
to Special Warranty Deed (Improvements Only)

Description of Ground Leased Property

DLI-6447995v8

Exhibit B
to Special Warranty Deed (Improvements Only)

Permitted Exceptions

DLI-6447995v8

Exhibit D
to Purchase and Sale Agreement

Form of General Assignment

GENERAL ASSIGNMENT

THIS GENERAL ASSIGNMENT (this “Assignment”) is made and entered into as of the ____ day of ______________, 2013 (the “Effective Date”), by and between ________________________, a Delaware limited liability company (the “Assignor”), and ________________________, a _______________ (the “Assignee”).

W I T N E S S E T H:

WHEREAS, Assignor and Assignee are parties with others to that certain Purchase and Sale Agreement, dated as of ___________, 2013 (the “Purchase Agreement”), pertaining to the sale of Assignor’s right, title and interest in the medical office building commonly known as ___________________________ with a street address of [_____________________________] (the “Property”), and located on the land as described on Exhibit A hereto and incorporated herein by reference; and

WHEREAS, the Purchase Agreement provides that Assignor shall assign to Assignee, and Assignee shall assume, Assignor’s rights, title and interest in the following assets to the extent that such assets relate exclusively to the Property, are held and controlled by Seller and are assignable without the consent or approval of any other party or such consent has been obtained (collectively, the “Assigned Rights”): (i) licenses, permits, certificates, or approvals of any nature issued by any federal, state, local or municipal government or any department, commission, board, bureau, agency, instrumentality, unit or taxing authority thereof; (ii) guarantees, warranties and indemnities, if any, pertaining to, as applicable, the fee ownership of, or ground lease interest in, the Property; and (iii) any service contract, equipment lease, maintenance agreements, leasing commission agreements, contractor agreement, construction contract or other agreement or instrument affecting all or a portion of the Property or the operation thereof (other than any Ground Lease or Tenant Lease, as such terms are defined in the Purchase Agreement) that are listed on Exhibit B hereto.

NOW, THEREFORE, in consideration of the foregoing and the covenants and agreements contained herein and in the Purchase Agreement, Assignor and Assignee agree as follows:

1.    Assignment and Assumption. Assignor hereby assigns to Assignee all of Assignor’s right, title and interest in and to and all of Assignor’s obligations under the Assigned Rights, to the extent that such Assigned Rights relate exclusively to Assignor’s right, title an interest in and to the Property, are held and controlled by Assignor, and are assignable by Assignor under the terms and conditions thereof without the consent or approval of any other party or such consent has been obtained. Assignee hereby accepts all of such right, title and interest to, in and under the Assigned Rights and, in addition to the Assumed Liabilities (such term having the same meaning as in the

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Purchase Agreement), assumes all of the obligations of Assignor under the Assigned Rights arising or accruing on or after the Effective Date.

2.    Indemnification. Assignee agrees to indemnify, defend and hold Assignor harmless from and against any liability, loss, damage, cost, claim or expense directly or indirectly related to or in any way associated with the Assumed Liabilities and Assigned Rights arising from the obligations of Assignee to be performed on or after the Effective Date. Assignor agrees to indemnify, defend and hold Assignee harmless from and against any liability, loss, damage, cost, claim or expense directly or indirectly related to or in any way associated with the Assumed Liabilities and Assigned Rights arising from the obligations of Assignor under the Assumed Liabilities and Assigned Rights and incurred during Seller’s period of ownership prior to the Effective Date. Any claim made by Assignee or Assignor against the other under this Section 2 shall be made in accordance with the provisions of Article VIII of the Purchase Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Assignment to be effective as of the day and year first above written.

ASSIGNOR:

_________________________,

                         a Delaware limited liability company

By:
Printed Name:
Title:

ASSIGNEE:

By:
Printed:
Title:

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Exhibit A
to General Assignment

Description of Ground Leased Property

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Exhibit B
to General Assignment

List of Assigned Business Agreements

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Exhibit E
to Purchase and Sale Agreement

Form of Ground Lease Assignment

ASSIGNMENT AND ASSUMPTION OF GROUND LEASE

THIS ASSIGNMENT AND ASSUMPTION OF GROUND LEASE (the “Assignment”) is made to be effective as of the ___day of _______________, 2013, by and among _________________________, a Delaware limited liability company (the “Assignor”), with an address of 2801 PGA Boulevard, Suite 220, Palm Beach Gardens, Florida 33410, and ______________________, a _______________ (the “Assignee”), with and address of 2801 PGA Boulevard, Suite 220, Palm Beach Gardens, Florida 33410.

W I T N E S S E T H:

WHEREAS, Assignor is the ground lessee of that certain property in _______________ County, Florida that is described in Exhibit A attached hereto (the “Ground Leased Premises”), pursuant to that certain Ground Lease dated October 8, 2010 (the “Ground Lease”) by and between __________________________, as landlord, and Assignor, as tenant, as evidenced by that certain Memorandum of Ground Lease which is recorded in Official Record Book _____________, Page _________ of the Public Records of ________ County, Florida; and

WHEREAS, Assignor wishes to assign all of its right, title and interest in and to the Ground Lease to Assignee, and Assignee wishes to accept such assignment and to assume the liabilities, duties and obligations of Assignor under the Ground Lease as set forth herein.

NOW, THEREFORE, for valuable consideration and the mutual covenants herein contained, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows:

1.    Assignor hereby assigns all of its right, title and interest as ground lessee in and to the Ground Lease to Assignee. Assignor warrants that it is the lawful owner of the lessee’s interest in the Ground Lease, that it has the right, subject to the consent of the Ground Lessor and waiver of the Ground Lessor of its purchase right of refusal under the Ground Lease, to assign the Ground Lease, and that Assignor’s interest is free from encumbrances other than the Permitted Exceptions (as defined in that certain Purchase and Sale Agreement, dated as of July __, 2013, between Assignor, Assignee and the other parties thereto). Assignee hereby accepts such assignment and assumes, effective on the date hereof (the “Effective Time”), for the benefit of Assignor, all liabilities, duties and obligations of Assignor as the ground lessee under the Ground Lease and hereby agrees to be personally bound by and upon all of the covenants, agreements, terms, provisions and conditions of the Ground Lease on the part of the ground lessee thereunder to be performed or observed.

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2.    Assignor’s right, title and interest in and to the Ground Lease is hereby assigned to Assignee, and assumed by Assignee, subject to the Permitted Exceptions.

3.    EXCEPT AS SET FORTH IN THIS ASSIGNMENT, ASSIGNOR MAKES NO REPRESENTATIONS OR WARRANTIES, EXPRESS, IMPLIED OR STATUTORY, WITH RESPECT TO THE CONDITION OF THE GROUND LEASE OR THE GROUND LEASED PREMISES (OR THE IMPROVEMENTS LOCATED ON THE GROUND LEASED PREMISES), INCLUDING, WITHOUT LIMITATION, THE HABITABILITY, CONDITION OR FITNESS THEREOF FOR ANY PARTICULAR USE OR PURPOSE. ASSIGNEE AGREES THAT THE GROUND LEASE AND THE GROUND LEASED PREMISES (AND THE IMPROVEMENTS LOCATED ON THE GROUND LEASED PREMISES) ARE ACCEPTED BY ASSIGNEE IN AN “AS-IS, WHERE-IS” CONDITION. Notwithstanding any reference to acreage or square footage contained in the description of the Ground Leased Premises or any improvements situated thereon or comprising any portion, Assignor hereby expressly disclaims any representation or warranty, express or implied, as to the exact amount of acreage or square footage in the Ground Leased Premises or any such improvements.

4.    (a)    Assignor shall be responsible for and shall defend, indemnify and hold Assignee harmless from and against any and all losses, liabilities, damages, injuries, penalties, fines, costs, expenses and claims of any and every kind whatsoever (including, without limitation, reasonable attorneys’ fees and expenses) paid, incurred or suffered by, or asserted against, Assignee (and its successors and assigns) under the Ground Lease before the Effective Time and relating to events occurring or liabilities or obligations accruing before the Effective Time.

(b)    Assignee shall be responsible for and shall defend, indemnify and hold Assignor harmless from and against any and all losses, liabilities, damages, injuries, penalties, fines, costs, expenses and claims of any and every kind whatsoever (including, without limitation, reasonable attorneys’ fees and expenses) paid, incurred or suffered by, or asserted against, Assignor (and its successors and assigns) under the Ground Lease on or after the Effective Time and relating to events occurring or liabilities or obligations accruing on or after the Effective Time.

5.    This Assignment shall be construed and interpreted in accordance with the laws of the State of Florida.

6.    This Assignment shall inure to the benefit of the successors and assigns of the parties hereto.

7.    This Assignment may be executed in any number of counterparts, each of which shall be deemed an original hereof and all of which together shall constitute but one Assignment.

[SIGNATURE PAGES TO FOLLOW]

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IN WITNESS WHEREOF, the parties hereto have executed this Assignment to be effective as of the Effective Time.

ASSIGNOR:

Signed, sealed and delivered            ___________________________, LLC,
in the presence of:                a Delaware limited liability company

By:
Witness                    Print Name:
Title:
(Typed or Printed Name)

Witness

(Typed or Printed Name)

STATE OF TEXAS
COUNTY OF DALLAS

The foregoing instrument was acknowledged before me this ____ day of __________, 2013, by _______________________, as ________________________ of ______________________, LLC, a Delaware limited liability company, on behalf of the company. He is personally known to me and did not make an oath.

Name:
Notary Public, State of Texas
My Commission Expires:

[NOTARIAL SEAL]

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ASSIGNEE:

Signed, sealed and delivered
in the presence of:

By:
Witness                    Printed Name:
Title:
(Typed or Printed Name)

Witness

(Typed or Printed Name)

STATE OF ______________
COUNTY OF _____________

The foregoing instrument was acknowledged before me this ____ day of __________, 2013, by ______________________________, the _______________________________ of ____________________________________, on behalf of the company, and he is personally known to me and did not make an oath.

Name:
Notary Public, State of _____________
My Commission Expires:
[NOTARIAL SEAL]

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Exhibit A
to Assignment and Assumption of Ground Lease

Description of Ground Leased Premises

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Exhibit F
to Purchase and Sale Agreement

Form of Assignment and Assumption of Tenant Leases

This instrument was prepared by:
___________________________
___________________________
___________________________

ASSIGNMENT AND ASSUMPTION OF TENANT LEASES

THIS ASSIGNMENT AND ASSUMPTION OF TENANT LEASES (the “Assignment”) is made as of the day of _______________, 2013, by and among ______________________, a Delaware limited liability company (“Assignor”), and ____________________________________, a _________________ (the “Assignee”).

W I T N E S S E T H:

WHEREAS, Assignor is the ground lessee of the real property in __________ County, Florida that is described in Exhibit A attached hereto (the “Land”); and

WHEREAS, Assignor has heretofore leased the improvements constructed on the Land (the “Improvements”) pursuant to the tenant leases identified upon Exhibit B attached hereto (collectively, the “Tenant Leases”); and

WHEREAS, concurrently with the delivery of this Assignment and in accordance with the terms and conditions of that certain Purchase and Sale Agreement, dated as of _____________, 2013, among Assignor, Assignee and the other parties thereto (as and if further amended, modified and/or restated, collectively, the “Purchase Agreement”), Assignor is assigning and/or conveying its right, title and interests in and to the Land and Improvements to Assignee;

WHEREAS, Assignor also wishes to assign all of its right, title and interest in and to the Tenant Leases to Assignee, and Assignee wishes to accept such assignment and to assume the liabilities, duties and obligations of Assignor under the Tenant Leases as set forth herein;

NOW, THEREFORE, for valuable consideration and the mutual covenants herein contained, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows:

1.    Except for the Unassigned Rights (as defined herein), Assignor hereby assigns all of its right, title and interest as landlord in and to the Tenant Leases to Assignee. For purposes of this Assignment, the term “Unassigned Rights” shall mean the right of Assignor (i) to receive reimbursement from and indemnification by the tenant under each Tenant Lease with respect to

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liabilities, claims, obligations or expenses arising or accruing prior to the Effective Time and relating to such premises leased thereunder or such Tenant Lease, and (ii) to receive notices from the tenant under the Tenant Lease intended for the landlord thereunder with respect to acts, omissions or events occurring prior to the Effective Time. Assignor hereby retains and reserves the Unassigned Rights. Assignee hereby accepts such assignment and assumes, effective as of 12:01 a.m. (Eastern Time) on the date hereof (the “Effective Time”), all liabilities, duties and obligations of Assignor as the landlord under each Tenant Lease and hereby agrees to be personally bound by and upon all of the covenants, agreements, terms, provisions and conditions of each Tenant Lease on the part of the landlord thereunder to be performed or observed.

2.    Assignor’s right, title and interest in and to each Tenant Lease is hereby assigned to Assignee subject to the terms and conditions of each such Tenant Lease and the Permitted Exceptions (such term having the same meaning herein as in the Purchase Agreement). ASSIGNOR MAKES NO REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO THE CONDITION OF ANY TENANT LEASE OR THE PREMISES LEASED THEREUNDER (OR THE IMPROVEMENTS COMPRISING ANY PORTION OF SUCH PREMISES), INCLUDING, WITHOUT LIMITATION, THE HABITABILITY, CONDITION OR FITNESS THEREOF FOR ANY PARTICULAR USE OR PURPOSE. ASSIGNEE AGREES THAT EACH TENANT LEASE AND THE PREMISES LEASED THEREUNDER (AND THE IMPROVEMENTS COMPRISING SUCH PREMISES) ARE ACCEPTED BY ASSIGNEE IN AN “AS-IS, WHERE-IS” CONDITION.

3.    Assignee shall be responsible for and shall defend, indemnify and hold Assignor harmless from and against any and all losses, liabilities, damages, injuries, penalties, fines, costs, expenses and claims of any and every kind whatsoever (including, without limitation, reasonable attorneys’ fees and expenses) paid, incurred or suffered by, or asserted against, Assignor (and its successors and assigns) under each Tenant Lease on or after the Effective Time and relating to events occurring or liabilities or obligations accruing on or after the Effective Time.

4.    This Assignment shall be construed and interpreted in accordance with the laws of the State of Florida.

5.    This Assignment shall inure to the benefit of the successors and assigns of the parties hereto.

6.    This Assignment may be executed in any number of counterparts, each of which shall be deemed an original hereof and all of which together shall constitute but one Assignment.

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IN WITNESS WHEREOF, the parties hereto have executed this Assignment to be effective as of the Effective Time.

ASSIGNOR:

_________________________,

a Delaware limited liability company

By:
Printed Name:
Title:

ASSIGNEE:

_____________________________________,
a _________________________

By:
Printed Name:
Title:

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Exhibit A
to Assignment and Assumption of Tenant Leases

Description of Land

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Exhibit B
to Assignment and Assumption of Tenant Leases

See attached Rent Roll

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Exhibit G
to Purchase and Sale Agreement
Allocation of Purchase Price

Sellers	Properties	Purchase Price Allocation
BW-AW Hialeah, LLC	Hialeah Medical Plaza Building located at 777 East 25th Street, Hialeah, FL	$5,710,827
BW-AW Palmetto, LLC	Palmetto Medical Center Building located at 7100 West 20th Avenue, Hialeah, FL	$19,046,055
BW-AW North Shore, LLC	North Shore Medical Arts Building located at 777 East 25th Street, Hialeah, FL	$3,343,843
BW-AW Victor Farris, LLC	Victor Farris Building located at 1411 North Flagler Drive, West Palm Beach, FL	$30,420,200
BW-AW FMC Central, LLC	FMC – Central Building located at 2951 NW 49th Avenue, Lauderdale Lakes, FL	$813,365
BW-AW FMC East, LLC	FMC – East Building located at 3001 NW 49th Avenue, Lauderdale Lakes, FL	$763,555
BW-AW FMC North, LLC	FMC – North Building located at 4900 West Oakland Park, Lauderdale Lakes, FL	$513,250
BW-AW FMC Medical Mall, LLC	FMC – Oakland Medical Mall Building located at 4850 West Oakland Park, Lauderdale Lakes, FL	$4,151,715
BW-AW FMC Land, LLC	FMC – Vacant Land located at 5000 W. Oakland Park Blvd., Lauderdale Lakes, Florida	$4,945

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Exhibit H
to Purchase and Sale Agreement

Form of Notice to Tenants under Tenant Leases
___________, 201__
_____________________________
_____________________________
_____________________________
_____________________________

Re:	Lease, dated _____________, between ______________________ and __________________________ (the “Lease”)
Dear Sir/Madam:
We have assigned, transferred, conveyed and/or otherwise sold all of our right, title and interests to the property commonly known as _________________ and located at __________________________ (the “Property”), of which your leased premises are a part, to __________________________, a ___________________________ (the “New Owner”). The New Owner has received, and is now responsible for, your security deposit in the aggregate amount of $__________ with respect to your Lease. In connection with the sale of the Property, your Lease has been assigned to the New Owner and the New Owner has assumed and agreed to perform all of the landlord’s obligations under your Lease on and after the date of this notice.
From and after the date of this notice, all notices and rent payments should be made to the order of _____________________________________________________ and transmitted to: _________________________________________.
If you have any questions, please contact the New Landlord at _____________________. Thank you.
Very truly yours,
[Insert Signature Blocks for Applicable Seller and Purchaser]

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Exhibit I
to Purchase and Sale Agreement

Form of Notice to Ground Lessor
___________, 2013
_____________________________
_____________________________
_____________________________
_____________________________

Re:
Ground Lease, dated October 8, 2010 (the “Ground Lease”), by and between ____________________ (the “Ground Lessor”), as ground lessor, and _______________________ (the “Ground Lessee”), as ground lessee, as evidenced by that certain Memorandum of Ground Lease, which is recorded in Record Book _____________, Page _________ of the Public Records of ________ County, Florida

Dear Sir/Madam:
Ground Lessee has assigned and transferred the Ground Lessee’s right, title and interest in the Ground Lease and sold the improvements upon such property to ___________________________________, a ___________________________ (“New Ground Lessee”). The New Ground Lessee has assumed and agreed to perform all of the obligations of the ground lessee under the Ground Lease on and after the date of this notice.
From and after the date of this notice, all notices and other communications with respect to the Ground Lease should be directed to __________________________________________ and transmitted to: _________________________________________.
If you have any questions, please contact the New Ground Lessee at ________________. Thank you.
Very truly yours,
[Insert Signature Blocks for Applicable Seller and Purchaser]

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Exhibit J
to Purchase and Sale Agreement

Form of Closing Certificate

_____, 2013

This Closing Certificate is delivered pursuant to Section 2.4[(b)(ii)/(c)(iii)] of the Purchase Agreement dated as of July ___, 2013 as the same may have been amended prior to the date hereof (the “Purchase Agreement”), among Behringer Harvard Florida MOB Member, LLC, a Delaware limited liability company, BH-AW Florida MOB Venture, LLC, a Delaware limited liability company AW SFMOB Investor, LLC, a Florida limited liability company, AW SFMOB Managing Member, LLC, a Florida limited liability company, the Sellers named and as defined therein, Behringer Harvard Opportunity II Management Services, LLC, a Texas limited liability company, and AW Property Services, LLC, a Florida limited liability company. [____________] hereby certifies to [____________] that:
1.The representations and warranties of [____________] located in Article ____ of the Purchase Agreement are true and correct in all material respects both as of the date of the Purchase Agreement and at and as of the date hereof as if made at and as of the date hereof.
2.     [____________] has duly performed or complied in all material respects with all obligations required by the Purchase Agreement and all other agreements and instruments contemplated thereby to be performed or complied with by such party prior to or on the date hereof.
3.    To the knowledge of [____________], no proceeding challenging the Purchase Agreement or the transactions contemplated thereunder or seeking to prohibit, alter, prevent, or materially delay the Closing of the transactions contemplated thereunder has been commenced by any person, entity or governmental authority against [____________].
4.    The condition precedents set forth in Section 7(e) of the Purchase Agreement have been satisfied and the representations contained therein are true and correct at and as of the date hereof as if made at and as of the date hereof. [Insert only for Purchaser’s Closing Certificate]

IN WITNESS WHEREOF, the undersigned have executed this Closing Certificate as of the date first written above.
[Insert Signature Block for Certifying Party]

By:
Name:
Title:

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